UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

AMPLIPHI BIOSCIENCES CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

June [  ], 2015

Dear Shareholder:

You are cordially invited to attend our Annual Meeting of Shareholders on [     ], July [  ], 2015 at 10:00 a.m., local time, at                           .

Only shareholders who owned common stock at the close of business on May 15, 2015 can vote at the Meeting or any adjournment that may take place. At the Annual Meeting, the shareholders will:

1.	Elect two Class III directors to serve until the annual meeting of shareholders in 2018;
2.	Amend our 2013 Stock Incentive Plan to increase the number of shares of common stock authorized for issuance under the plan from 40,000,000 shares to 66,000,000 shares;
3.	Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015;
4.	If the Company has not effected a reverse split of its common stock before the annual meeting, authorize an amendment to our Amended and Restated Articles of Incorporation allowing our Board, in its discretion at any time prior to June 30, 2016, to effect a reverse stock split of our outstanding common stock at a ratio of at least five-for-one and up to fifty-for-one;
5.	Authorize an amendment to our Amended and Restated Articles of Incorporation to increase the number of authorized shares of common stock from 445,000,000 shares to 670,000,000 shares; and
6.	Transact any other business properly brought before the Annual Meeting.

You can find more information about each of these items, including the nominees for directors, in the attached Proxy Statement.

The Board of Directors recommends that you vote in favor of each of the five proposals outlined in the attached Proxy Statement.

All shareholders are cordially invited to attend the Annual Meeting in person. Enclosed are a Notice of Annual Meeting of Shareholders and Proxy Statement describing the formal business to be conducted at the meeting. We are also providing proxy material access to our shareholders via the Internet. Accordingly, you can access the proxy materials and vote at www.edocumentview.com/APHB. Please give the proxy materials your careful attention.

After reading the Proxy Statement, please promptly mark, sign, and return the enclosed proxy in the prepaid envelope to assure that your shares will be represented. You may also vote via the Internet or by telephone by following the instructions on your proxy card. In order to vote via the Internet or by telephone, you must have the shareholder identification number which is provided in your Notice. If you attend the Annual Meeting, you may vote in person even if you have previously returned your proxy card or have voted via the Internet or by telephone. Please review the instructions for each voting option described in this Proxy Statement. Your prompt cooperation will be greatly appreciated.

Sincerely,

M. Scott Salka
Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS	1
PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS	3
GENERAL INFORMATION ABOUT THE MEETING, SOLICITATION AND VOTING	3
PROPOSAL NO. 1 ELECTION OF DIRECTORS	7
Vote Required and Board of Directors’ Recommendation	9
Board Meetings and Committees	10
Director Nominations	12
Board of Directors Leadership Structure	14
Shareholder Communications with Directors	14
Code of Ethics	14
Board of Directors Member Independence	14
Risk Oversight	15
PROPOSAL NO. 2 INCREASE IN AUTHORIZED NUMBER OF SHARES UNDER 2013 STOCK INCENTIVE PLAN	16
PROPOSAL NO. 3 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	20
Overview	20
Vote Required and Board of Directors’ Recommendation	21
PROPOSAL NO. 4 AUTHORIZATION OF REVERSE STOCK SPLIT	22
Purpose and Background of the Reverse Stock Split	23
The Reverse Stock Split May Not Result in an Increase in the Per Share Price of Our Common Stock; There Are Other Risks Associated with the Reverse Stock Split	24
Principal Effects of the Reverse Stock Split on Market for our Common Stock	24
Principal Effects of the Reverse Stock Split on Common Stock; No Fractional Shares	24
Principal Effects of the Reverse Stock Split on Outstanding Options and Warrants	25
Principal Effects of the Reverse Stock Split on Outstanding Preferred Stock	25
Principal Effects of the Reverse Stock Split on Legal Ability to Pay Dividends	25
Accounting Matters	25
Potential Anti-Takeover Effect	25
Procedure for Effecting the Reverse Stock Split; Exchange of Stock Certificates	26
No Dissenters’ Rights	26
Federal Income Tax Consequences of the Reverse Stock Split; Rule 144	26
Required Approval	27
PROPOSAL NO. 5 AMENDMENT TO AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK	28
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	30
EXECUTIVE COMPENSATION	32
Executive Officers and Significant Employees	32
Summary Compensation Table	33

i

ii

PRELIMINARY PROXY SATEMENT —
SUBJECT TO COMPLETION
DATED JUNE 24, 2015

AMPLIPHI BIOSCIENCES CORPORATION
800 East Leigh Street, Suite 209
Richmond, Virginia 23219

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held July   , 2015

The 2015 Annual Meeting of Shareholders of AmpliPhi Biosciences Corporation will be held on       , July   , 2015 at 10:00 a.m., local time, at                         , for the following purposes, as more fully described in the proxy statement accompanying this notice:

•	To elect two Class III directors to our Board of Directors, with the Class III directors to serve for a three-year term expiring at the annual meeting of shareholders in 2018 or until their successors are duly elected and qualified;
•	To amend the 2013 Stock Incentive Plan to increase the number of shares of common stock authorized for issuance under the plan from 40,000,000 shares to 66,000,000 shares;
•	To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015;
•	To authorize an amendment to our Amended and Restated Articles of Incorporation allowing our Board, in its discretion at any time prior to June 30, 2016, to effect a reverse stock split of our outstanding common stock at a ratio of at least five-for-one and up to fifty-for-one;
•	To authorize an amendment to our Amended and Restated Articles of Incorporation to increase the number of authorized shares of common stock from 445,000,000 shares to 670,000,000 shares; and
•	To transact any other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

Our Board of Directors has fixed the close of business on May 15, 2015 as the record date for the Annual Meeting. Only holders of record of our stock on the record date are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.

Your vote is very important. You may vote your shares via the Internet or by telephone by following the instructions on your proxy card and on www.edocumentview.com/APHB, or by signing, voting and returning the proxy card to Computershare, P.O. Box 30170, College Station, TX 77842-3170. For specific instructions on how to vote your shares, please review the instructions for each of these voting options as detailed in your Notice and in this Proxy Statement. If you attend the Annual Meeting, you may vote in person even if you have previously voted via the Internet, by telephone or by returning your proxy card.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE PROMPTLY COMPLETE YOUR PROXY AS INDICATED ABOVE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES. PLEASE REVIEW THE INSTRUCTIONS FOR EACH OF YOUR VOTING OPTIONS DESCRIBED IN THIS PROXY STATEMENT AND THE ENCLOSED PROXY CARD.

The approximate date of mailing the proxy statement and the accompanying proxy card is            , 2015. This Proxy Statement and the form of proxy were first made available to shareholders on or about June   , 2015.

By order of the Board of Directors,

Jeremy Curnock Cook
Chairman
Richmond, Virginia
June   , 2015

AMPLIPHI BIOSCIENCES CORPORATION
800 East Leigh Street, Suite 209
Richmond, Virginia 23219

PROXY STATEMENT
FOR
2015 ANNUAL MEETING OF SHAREHOLDERS

This proxy statement is being furnished to holders of shares of common stock of AmpliPhi Biosciences Corporation, a Washington corporation, in connection with the solicitation of proxies by our Board of Directors (the “Board” or “Board of Directors”) for use at our 2015 Annual Meeting of Shareholders, and at any adjournments or postponements thereof. We will hold the Annual Meeting on        , July   , 2015, at 10:00 a.m., local time, at                                             . This proxy statement and the accompanying proxy card are first being mailed to shareholders entitled to vote at the Annual Meeting on or about July   , 2015.

GENERAL INFORMATION ABOUT THE MEETING, SOLICITATION AND VOTING

What is the purpose of the annual meeting?

There are five proposals scheduled to be voted on at the Annual Meeting of Shareholders:

1.	To elect two Class III directors to each serve a term of three years expiring at the 2018 Annual Meeting of Shareholders;
2.	To amend the 2013 Stock Incentive Plan to increase the number of shares of common stock authorized for issuance under the plan from 40,000,000 shares to 66,000,000 shares;
3.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm;
4.	To authorize an amendment to our Amended and Restated Articles of Incorporation allowing our Board, in its discretion at any time prior to June 30, 2016, to effect a reverse stock split of our outstanding common stock at a ratio of at least five-for-one and up to fifty-for-one; and
5.	To authorize an amendment to our Amended and Restated Articles of Incorporation to increase the number of our authorized shares of common stock from 445,000,000 shares to 670,000,000 shares.

Who is entitled to vote?

Shareholders as of the close of business on May 15, 2015 (the “Record Date”) may vote at the Annual Meeting of Shareholders. You have one vote for each share of common stock you held on the Record Date. The holders of the Series B Convertible Preferred Stock are entitled to that number of votes equal to the number of shares of the common stock into which the Series B Convertible Preferred Stock may be converted as of the date such vote is held. Shares entitled to vote include shares held as of the Record Date that are:

•	Held directly in your name as “shareholder of record” (also referred to as “registered shareholder”); and
•	Held for you in an account with a broker, bank or other nominee (shares held in “street name”). Street name holders generally cannot vote their shares directly and must instead instruct the brokerage firm, bank or nominee how to vote their shares.

What constitutes a quorum?

A majority of the outstanding shares entitled to vote, present in person or represented by proxy, constitutes a quorum for the Annual Meeting of Shareholders. Abstentions are counted as present and entitled to vote for purposes of determining a quorum. “Broker non-votes” (described below) are also counted as present and entitled to vote for purposes of determining a quorum. As of the Record Date, 284,350,160 shares of AmpliPhi common stock were outstanding and entitled to vote and 8,313,940 shares of Series B Convertible Preferred Stock, each which is convertible into 10 shares of common stock, were outstanding and entitled to vote. The holders of the Series B Convertible Preferred Stock are entitled to the number of votes equal to the number of shares of the common stock into which the Series B Convertible Preferred Stock may be converted as of the date such vote is held.

How many votes are required to approve each proposal?

•	Proposal No. 1: The two Class III directors who receive the greatest number of affirmative votes cast at the Annual Meeting, in person or by proxy, will be elected to the Board of Directors. You are not entitled to cumulate votes in electing directors.
•	Proposal No. 2: The affirmative vote of the holders of shares representing a majority of the votes cast at the Annual Meeting, in person or by proxy, is required to amend the 2013 Stock Incentive Plan to increase the number of shares of common stock authorized for issuance under the plan from 40,000,000 shares to 66,000,000 shares.
•	Proposal No. 3: The affirmative vote of the holders of shares representing a majority of the votes cast at the Annual Meeting, in person or by proxy, is required to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm.
•	Proposal No. 4: The affirmative vote of the holders of a majority of the outstanding shares is required to authorize an amendment to our Amended and Restated Articles of Incorporation allowing our Board, in its discretion at any time prior to June 30, 2016, to effect a reverse stock split of our outstanding Common Stock at a ratio at least five-for-one and up to fifty-for-one.
•	Proposal No. 5: The (i) affirmative vote of the holders of a majority of the outstanding shares of the Corporation and (ii) affirmative vote of the holders of a majority of the outstanding shares of the Corporation’s Common Stock, voting as a class, is required to authorize an amendment to our Amended and Restated Articles of Incorporation to increase the number of authorized shares of common stock from 445,000,000 shares to 670,000,000 shares.

How are votes counted and who are the proxies?

You may either vote “FOR” or “WITHHOLD” authority to vote for each nominee for the Board of Directors. Shares present or represented and not so marked as to withhold authority to vote for a particular nominee will be voted in favor of a particular nominee and will be counted toward such nominee’s achievement of a plurality. Shares present at the meeting or represented by proxy where the shareholder properly withholds authority to vote for such nominee in accordance with the proxy instructions and “broker non-votes” will not be counted toward such nominee’s achievement of plurality.

You may vote “FOR,” “AGAINST” or “ABSTAIN” on the amendment to the 2013 Stock Incentive Plan to increase the number of shares of common stock authorized for issuance under the plan from 40,000,000 shares to 66,000,000 shares. If you abstain from the amendment to the 2013 Stock Incentive Plan, it will have the same effect as a vote against the proposal. “Broker non-votes” will not be counted and will have the same effect as a vote against the proposal.

You may vote “FOR,” “AGAINST” or “ABSTAIN” on the ratification of Ernst & Young LLP. If you abstain from voting on the proposal to ratify Ernst & Young LLP, it will have no effect on the voting of the proposal. Brokers, bankers and other nominees have discretionary voting power on this routine matter and, accordingly, “broker non-votes” will have no effect on the ratification.

You may vote “FOR,” “AGAINST” or “ABSTAIN” on the amendment to our Amended and Restated Articles of Incorporation authorizing the Board to effect a reverse stock split. If you abstain from the amendment to our Amended and Restated Articles of Incorporation, it will have the same effect as a vote against the proposal. “Broker non-votes” will not be counted and will have the same effect as a vote against the proposal.

You may vote “FOR,” “AGAINST” or “ABSTAIN” on the amendment to our Amended and Restated Articles of Incorporation to increase the number of authorized shares of common stock from 445,000,000 shares to 670,000,000 shares. If you abstain from the amendment to the Amended and Restated Articles of Incorporation to increase the number of shares of common stock authorized for issuance, it will have the same effect as a vote against the proposal. “Broker non-votes” will not be counted and will have the same effect as a vote against the proposal.

The persons named as attorneys-in-fact in the proxies, Jeremy Curnock Cook and David E. Bosher, were selected by the Board of Directors and are officers of AmpliPhi. All properly executed proxies submitted in time to be counted at the Annual Meeting will be voted by such persons at the Annual Meeting. Where a choice has been specified on the proxy with respect to the foregoing matters, the shares represented by the proxy will be voted in accordance with the specifications.

What is a broker non-vote?

If you hold your shares in street name and do not provide voting instructions to your broker, your shares will not be voted on any proposal on which your broker does not have discretionary authority to vote (a “broker non-vote”). Shares held by brokers who do not have discretionary authority to vote on a particular matter and who have not received voting instructions from their customers are counted as present for the purpose of determining whether there is a quorum at the Annual Meeting of Shareholders, but are not counted or deemed to be present or represented for the purpose of determining whether shareholders have approved that matter. Pursuant to applicable rules, brokers will have discretionary authority to vote on the proposal to ratify the appointment of Ernst & Young LLP.

How does the Board of Directors recommend that I vote?

Our Board of Directors recommends that you vote your shares:

•	“FOR” each of the nominees to the Board of Directors;
•	“FOR” the amendment of the 2013 Stock Incentive Plan;
•	“FOR” the ratification of the appointment of Ernst & Young LLP as AmpliPhi’s independent registered public accounting firm for fiscal year ending December 31, 2015;
•	“FOR” the authorization of the amendment to our Amended and Restated Articles of Incorporation allowing our Board, in its discretion at any time prior to June 30, 2016, to effect a reverse stock split of our outstanding Common Stock at a ratio of at least five-for-one and up to fifty-for-one if the Company has not effected a reverse split of its common stock before the annual meeting; and
•	“FOR” the authorization of the amendment to our Amended and Restated Articles of Incorporation to increase the number of shares of authorized common stock from 445,000,000 shares to 670,000,000 shares if the Company has not effected a reverse split of its common stock before the annual meeting.

How do I vote my shares without attending the meeting?

If you are a shareholder of record, you may vote by granting a proxy. For shares held in street name, you may vote by submitting voting instructions to your broker or nominee. In any circumstance, you may vote:

•	By Mail — You may vote by mail by signing and dating your proxy card and mailing it in the envelope provided. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as guardian, executor, trustee, custodian, attorney or officer of a corporation), you should indicate your name and title or capacity.
•	By Internet or Telephone — You may vote by Internet or telephone by following the voting instructions on the proxy card and on www.edocumentview.com/APHB or as directed by your broker or other nominee. In order to vote via the Internet or by telephone, you must have the shareholder identification number which is provided in your Notice.

Internet and telephone voting facilities will close at 11:59 p.m., Eastern Standard Time, on July   , 2015.

How do I vote my shares in person at the meeting?

If you are a shareholder of record (also referred to as “registered shareholder”) and prefer to vote your shares in person at the meeting, bring proof of identification and request a ballot to vote at the meeting. You may vote shares held in street name only if you obtain a signed proxy from the record holder (broker or other nominee) giving you the right to vote the shares.

Even if you plan to attend the meeting, we encourage you to vote in advance by Internet, telephone or mail so that your vote will be counted even if you are unable to attend the meeting.

What does it mean if I receive more than one proxy card?

It generally means you hold shares registered in more than one account. To ensure that all your shares are voted, vote according to the instructions for each proxy card you receive.

May I change my vote?

Yes. Whether you have voted by Internet, telephone or mail you may change your vote and revoke your proxy by:

•	Sending a written statement to that effect to the Corporate Secretary of AmpliPhi;
•	Voting by Internet or telephone at a later time;
•	Submitting a properly signed proxy card with a later date; or
•	Voting in person at the Annual Meeting of Shareholders.

Who pays the cost of soliciting votes for the Annual Meeting?

We will bear the cost of soliciting proxies from our shareholders. In addition to solicitation by mail, our directors, officers and employees may solicit proxies by telephone, e-mail, in person or otherwise. We will not additionally compensate our directors, officers and employees for this solicitation but will reimburse them for any out-of-pocket expenses that they incur. We will reimburse persons who hold our common stock of record but not beneficially, such as brokerage firms, nominees, fiduciaries and other custodians, for the reasonable expenses they incur in forwarding solicitation materials to, and requesting authority for the exercise of proxies from, the persons for whom they hold the shares.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Bylaws provide that the Board of Directors will consist of not less than one nor more than nine members, as fixed from time to time by a resolution of the Board of Directors. Our Board of Directors will consist of six members. Our directors serve under a classified board structure, with each director serving for a three-year term of office. Directors are divided into three classes with one class standing for election every year at our annual meeting of stockholders. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. Anthony Smithyman resigned from the Board of Directors on April 16, 2015. On April 24, 2015, in an effort to make the number of directors in each class of directors as equal in number as possible, the Board appointed Michael S. Perry to fill a vacancy among the Class I directors and appointed Jeremy Curnock Cook to fill a vacancy among the Class III directors. After giving effect to such appointments, our directors are divided among the three classes as follows:

•	The Class III directors will be Jeremy Curnock Cook and M. Scott Salka and their terms will expire at our annual meeting of stockholders to be held in 2015.
•	The Class I directors are Louis Drapeau and Michael S. Perry and their terms will expire at our annual meeting of stockholders to be held in 2016.
•	The Class II directors are Julian P. Kirk and Wendy Johnson and their terms will expire at our annual meeting of stockholders to be held in 2017.

The classification of the Board of Directors may have the effect of delaying or preventing changes in control of our company. We expect that additional directorships resulting from an increase in the number of directors, if any, will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors.

The table below sets forth AmpliPhi’s directors and nominees and their respective ages as of this Proxy Statement.

Name	Age	Position
M. Scott Salka*	53	Chief Executive Officer, Director
Jeremy Curnock Cook(1)(2)(3)*	64	Chairman of the Board
Wendy Johnson	63	Interim Chief Operating Officer, Director
Louis Drapeau(1)(2)(3)	71	Director
Michael S. Perry, Ph.D.(1)(2)(3)	55	Director
Julian P. Kirk	41	Director

*	Director nominee.
(1)	Member of the audit committee.
(2)	Member of the compensation committee.
(3)	Member of the nominating and corporate governance committee

No events listed in Item 401(f) of Regulation S-K have occurred during the past 10 years that are material to the evaluation of the ability or integrity of any of our directors.

Director Nominees for Election at the 2015 Annual Meeting of Shareholders

The biographical description below for each director nominee includes the specific experience, qualifications, attributes and skills that led to the conclusion by the Board of Directors that such person should serve as a director of AmpliPhi.

M. Scott Salka was appointed as Chief Exectuve Officer and a Class III director on May 18, 2015. Mr. Salka’s term as a director will expire at the 2015 annual meeting of stockholders. Since 2010, Mr. Salka has served as CEO of Aspyrian Therapeutics Inc., a company focused on developing near-infrared photoimmunotherapy (PIT) therapies. Mr. Salka was the CEO of Ambit Biosciences (acquired by Daichi Sankyo) in 2014. During Mr. Salka’s tenure at Ambit, a company developing treatments for oncology, autoimmune and inflammatory diseases, he was responsible for transforming the company from a service contract business to a fully capable drug discovery and development enterprise. Prior to joining Ambit in 2001, he served as the president and chief executive officer of two privately held genomics companies, Arcaris, Inc. and 454 Corporation (sold to Roche in 2007). He also previously co-founded one of the first commercial genomics companies, Sequana Therapeutics, Inc., a pioneer in the effort to commercialize the international Human Genome Project. Mr. Salka has also been a board member of Sorrento Therapeutics, Inc. and San Diego State University College of Business Administration. He received his M.B.A. from Carnegie Mellon University and his B.S. in finance from San Diego State University. Mr. Salka brings to the Board significant experience leading drug development companies.

Jeremy Curnock Cook has served as a member of our Board of Directors since July 1995 and as chairman of the Board of Directors since February 1998. From September 2014 through May 2015, he served as the Company’s Interim Chief Executive Officer. Mr. Curnock Cook will resign from the position of Interim Chief Executive Officer effective May 18, 2015 but will continue serving as Chairman of the Board of Directors. Mr. Curnock Cook has served as Chairman of International Bioscience Managers Limited, a corporate and investment advisory firm since 2000, and also currently serves as Managing Director of Bioscience Managers Pty Ltd, a medical sciences fund manager. From 1987 to 2000, Mr. Curnock Cook was a director of Rothschild Asset Management Limited, a corporate and investment advisory company, and was responsible for the Rothschild Bioscience Unit. Mr. Curnock Cook founded the International Biochemicals Group in 1975, which was sold in 1985 to Royal Dutch Shell, where he served as managing director until 1987. Mr. Curnock Cook holds an M.A. in natural sciences from Trinity College, Dublin. He also serves as a member of the board of Avita Medical Ltd, Nexus6 Ltd and SeaDragon Ltd. Mr. Curnock Cook brings to the Board significant experience as an investor in and board member of multiple biotechnology companies.

Class I Directors — Term Expiring in 2016

Louis Drapeau has served as a member of our Board of Directors since March 2011. Mr. Drapeau currently serves as Vice President and Chief Financial officer of InSite Vision, an ophthalmology drug development company, a position he has held since October 2007. From November 2008 until December 2010, he was also CEO of InSite Vision. Prior to InSite Vision, he served as Chief Financial Officer, Senior Vice President, Finance, at Nektar Therapeutics, a biopharmaceutical company, from January 2006 to August 2007. Prior to Nektar, he served as Acting Chief Executive Officer from August 2004 to May 2005 and as Senior Vice President and Chief Financial Officer from August 2002 to August 2005 for BioMarin Pharmaceutical Inc. Previously, Mr. Drapeau spent 30 years at Arthur Andersen, including 19 years as an Audit Partner in Arthur Andersen’s Northern California Audit and Business Consulting practice, which included 12 years as Managing Partner. Mr. Drapeau received both his undergraduate degree in mechanical engineering and an M.B.A. from Stanford University. He also serves as a member of the board of Bio-Rad Laboratories. Mr. Drapeau is able to provide valuable input with respect to accounting and financial matters as a result of his experience.

Michael S. Perry, D.V.M., Ph.D. has served as a member of our Board of Directors since November 2005. Dr. Perry is currently Global Head of Stem Cell Therapy and Vice President of the Integrated Hospital Care Franchise for Novartis Pharmaceuticals Corporation. Prior to joining Novartis in 2012, he was a Venture Partner with Bay City Capital, a venture capital firm, from 2005 to 2012. While serving in this capacity, he concurrently served as President and Chief Medical Officer at Poniard Pharmaceuticals, Inc., a publicly held drug development company, from 2009 to 2011 and also previously served as Chief Development Officer of VIA Pharmaceuticals, Inc., another publicly held biotechnology company, from 2005 to 2009. Dr. Perry served as chairman and Chief Executive Officer of Extropy Pharmaceuticals, Inc., a privately held pediatric specialty pharmaceutical company, from 2003 to 2005. From 2002 to 2003, Dr. Perry served as President and Chief Executive Officer of Pharsight Corporation, a publicly held software and consulting services firm. From 2000 to 2002, Dr. Perry served as Global Head of Research and Development for Baxter Healthcare. From 1997 to 2000, Dr. Perry was President and Chief Executive Officer of both SyStemix Inc. and Genetic Therapy Inc., two wholly owned subsidiaries of Novartis Pharma; he was Vice President of Regulatory Affairs for Novartis from 1994 to 1997. Prior to 1994, Dr. Perry held various management positions with Syntex Corporation, Schering-Plough Corporation and BioResearch Laboratories, Inc. Dr. Perry holds a Doctor of Veterinary Medicine, a Ph.D. in Biomedical Science-CardioPulmonary Pharmacology and a B.S. in Physics from the University of Guelph. He also serves as a member of the board of Arrowhead Research Corporation and of Avita Medical Ltd. Dr. Perry brings to the Board substantial scientific and medical knowledge, as well as operational and investing experience.

Class II Directors — Term Expiring in 2017

Wendy Johnson was appointed Interim Chief Operating Officer in September 2014 and joined our Board of Directors in May 2014. Between 2005 and January 2014 Ms. Johnson served as a venture partner at ProQuest Investments, a venture capital firm. From November 2006 until January 2014, Ms. Johnson served as the President and Chief Executive Officer of Aires Pharmaceuticals, a ProQuest portfolio company. Prior to joining ProQuest, she served as Senior Vice President, Corporate Development, at Salmedix Inc., and she held senior business and corporate development positions at WomenFirst Healthcare, Prizm Pharmaceuticals (Selective Genetics Inc.), Cytel Corp., Synbiotics Corp., and Murex Corp. (Cambridge U.K.). Additionally, Ms. Johnson served as Assistant Director with the Center for Devices and Radiological Health at the U.S. Food and Drug Administration. Ms. Johnson holds an M.B.A. from Loyola University, an M.S. in clinical microbiology from the Hahnemann Medical School and a B.S. in microbiology from the University of Maryland. Ms. Johnson brings to our Board significant experience in pharmaceutical drug development and business development, as well as a strong background in microbiology.

Julian P. Kirk has served as a member of our Board of Directors since June 2013. Mr. Kirk is a Managing Director of Third Security, LLC, where he has worked since the firm’s inception with several portfolio companies of its managed investment funds. He is also involved with oversight of Third Security, LLC’s internal operations. Since October 2012, he has served on the board of directors of Fibrocell Science, Inc. Since August 2010, he has served on the board of the New River Valley Economic Development Alliance. From October 2006 until December 2011, he served as member of the board of directors of IntelliMat, Inc. and as co-chairman of the board between September 2008 and December 2011. From September 2005 until December 2011, Mr. Kirk served as President of Harvest Pharmaceuticals Inc. Mr. Kirk also served as chairman of the board of managers of ECDS, LLC from June 2008 until March 2010. Mr. Kirk graduated as an Echols Scholar from the University of Virginia. Mr. Kirk brings to our Board significant financial and operations expertise within our industry.

Vote Required and Board of Directors’ Recommendation

The affirmative vote of a plurality of the total shares of common stock represented in person or by proxy and entitled to vote is required for the election of each of the nominees. It is the intention of the persons named as proxies to vote such proxy FOR the election of all nominees, unless otherwise directed by the shareholder. The Board of Directors knows of no reason why any of the nominees would be unable or unwilling to serve, but if any nominee should for any reason be unable or unwilling to serve, the proxies will be voted for the election of such other person for the office of director as the Board of Directors may recommend in the place of such nominee.

Shares present or represented and not so marked as to withhold authority to vote for a particular nominee will be voted in favor of a particular nominee and will be counted toward such nominee’s achievement of a plurality. Shares present at the meeting or represented by proxy where the shareholder properly withholds authority to vote for such nominee in accordance with the proxy instructions and “broker non-votes” will not be counted toward such nominee’s achievement of plurality.

The Board of Directors recommends that shareholders vote FOR the election of each nominee named in the above table.

Board Meetings and Committees

Director Attendance

During the year ended December 31, 2014, the Board of Directors held 14 meetings. Each director attended at least 75% of the aggregate of the meetings of the Board of Directors and the committees on which such director served. The Company does not have a formal policy regarding director attendance at annual meetings.

Our Board of Directors has established three committees of the Board of Directors: (1) an audit committee; (2) a compensation committee; and (3) a nominating and corporate governance committee.

Audit Committee.  The audit committee, established in September 2008, is comprised of three members, each of whom is a non-employee member of the Board of Directors. The committee’s members meet the independence and financial literacy requirements under the Exchange Act, and related SEC rules, and NYSE MKT listing requirements. In addition, at least one member of the committee is qualified as an “audit committee financial expert” as defined in SEC rules. The audit committee consists of Jeremy Curnock Cook, Louis Drapeau and Michael S. Perry. Louis Drapeau has been designated our “audit committee financial expert” and serves as the chair of the audit committee. The audit committee operates under a charter approved by our Board.

The audit committee held 6 meetings during the last fiscal year. A copy of the audit committee’s charter is available on the Internet at our website at www.ampliphibio.com, in the “Investor Relations” section.

The functions of the audit committee include, among other things:

•	choosing the independent certified public accountants to serve as the independent auditors of the Company;
•	evaluating the performance, independence and qualifications of our independent auditors;
•	reviewing and discussing with management and the independent auditors the results of the independent auditors’ annual audit examination;
•	reviewing and discussing with management and the independent auditors the annual audited financial statements of the Company;
•	reviewing with our independent auditors and management significant issues that arise regarding accounting principles and financial statement presentation, and matters concerning the scope, adequacy and effectiveness of our financial controls;
•	establishing procedures for the receipt, retention and treatment of complaints received by us regarding financial controls, accounting or auditing matters and other matters;
•	reviewing and providing oversight with respect to any related-party transactions and monitoring compliance with the Company’s code of business conduct ethics;
•	adopting the guidelines governing hiring of employees or former employees of the independent auditors in accordance with SEC rules;
•	reviewing and discussing with management and the independent auditors the Company’s off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on the Company’s financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors;
•	resolving any disagreements between management and the independent auditors regarding the Company’s financial reporting;

•	recommending to the Board of Directors whether, based on the review and discussions described above, the Company’s annual audited financial statements should be included in the Company’s Annual Report on Form 10-K; and
•	preparing an audit committee report for inclusion in the Company’s proxy statement for its annual meeting of stockholders.

Compensation Committee.  The compensation committee, established in January 2004, is comprised of three members, each of whom is a non-employee member of the Board of Directors and meets the independence standards under NYSE MKT listing requirements. The compensation committee consists of Jeremy Curnock Cook, Louis Drapeau and Michael S. Perry. Michael S. Perry serves as the chair of the compensation committee. The compensation committee operates under a charter approved by our Board. The compensation committee held 4 meetings during the last fiscal year. A copy of the compensation committee’s charter is available on the Internet at our website www.ampliphibio.com in the “Investor Relations” section.

The functions of the compensation committee include, among other things:

•	taking any and all actions that may be taken by the Board of Directors with respect to executive compensation, including developing executive compensation programs and policies;
•	reviewing and approving corporate and individual goals and objectives relevant to the compensation of the Company’s executives;
•	evaluating the performance of the Company’s CEO and other executive officers in light of such goals and objectives and, based on this evaluation, determining the compensation of the CEO and executive officers (including salary, bonus, stock option grants, expense accounts, perquisites and other direct or indirect benefits);
•	reviewing and making recommendations regarding the compensation of non-officer employees, directors and consultants of the Company;
•	supervising the administration of the Company’s stock option plans, employee stock purchase plan and other stock- or cash-based compensation and incentive programs;
•	approving and making grants and awards of stock options and other equity securities to the Company’s executive officers and non-employee directors under the Company’s stock option plans and other incentive programs;
•	making recommendations to the Board of Directors with respect to incentive compensation plans and equity-based plans;
•	reviewing and approving, for the Company’s executive officers, employment, severance, retirement and change of control agreements, arrangements or provisions and any special or supplemental benefits;
•	reviewing and discussing with management the Company’s proposed disclosure under the “Compensation Discussion and Analysis” required by Regulation S-K under the Exchange Act and recommend to the Board whether such Compensation Discussion and Analysis should be included in the Company’s proxy statement and Annual Report on Form 10-K; and
•	preparing a compensation committee report in accordance with the rules and regulations of the SEC for inclusion in the Company’s proxy statement.

Nominating and Corporate Governance Committee.  The nominating and corporate governance committee, established in March 2004, is comprised of three members, each of whom is a non-employee member of the Board of Directors and meets the independence standards under NYSE MKT listing requirements. The nominating and corporate governance committee consists of Jeremy Curnock Cook, Louis Drapeau and Michael S. Perry. Jeremy Curnock Cook serves as the chair of the nominating and corporate governance committee. The nominating and corporate governance committee operates under a charter approved by our Board. The nominating and corporate governance committee held no meetings during the last fiscal year. A copy of the nominating and corporate governance committee’s charter is available on the Internet at our website at www.ampliphibio.com, in the “Investor Relations” section.

The functions of the nominating and corporate governance committee include, among other things:

•	developing and recommending to the Board of Directors criteria for Board membership to assist the Board in identifying and attracting candidates to become directors;
•	monitoring the independence under NYSE MKT listing requirements of directors;
•	annually presenting to the Board of directors a list of individuals recommended for nomination for election as directors at the annual meeting of stockholders;
•	conducting the appropriate and necessary inquiries into the backgrounds, qualifications and skills of potential candidates and selecting and approving potential candidates for nomination as directors;
•	before recommending an incumbent director for re-nomination, reviewing his or her qualifications, including capability, availability to serve, conflicts of interest, past performance and other relevant factors;
•	reviewing any potential conflicts between the directors and director candidates and the interests of the Company;
•	reviewing and evaluating stockholder submissions for director nominees;
•	monitoring regulatory developments concerning stockholder access to director nominations, and recommending amendments or modifications to the Company’s policies and procedures concerning stockholder access to director nominations;
•	reviewing the qualifications, requirements, membership, structure (including authority to delegate) and performance of Board committees, including the nominating and corporate governance committee, and making recommendations to the Board of Directors regarding committee memberships;
•	reviewing and assessing the Company’s corporate governance principles, including information reporting procedures to the Board of Directors, director engagement and the code of conduct applicable to the Company’s directors, officers and employees;
•	overseeing evaluation of the performance of each director;
•	reviewing with the Board of Directors the Company’s succession plans relating to positions held by executive officers, and making recommendations with respect to the selection of individuals to occupy these positions; and
•	reviewing the outside activities of senior executives.

Director Nominations

As described below, the Company has adopted policies for identifying and evaluating director candidates.

Consideration of Director Candidates Recommended by Shareholders

It is the policy of the Board to consider any director candidates recommended by a shareholder of the Company, provided the information regarding director candidates recommended by a shareholder is submitted to the Board in compliance with this policy and AmpliPhi’s Bylaws.

Qualifications of Board Candidates

There are no specific, minimum qualifications that the Board requires to be met by a director nominee recommended for membership on the Board, nor are there any specific qualities or skills that are necessary for one or more of the Company’s directors to possess, other than as are necessary to meet any requirements under rules and regulations (including any stock exchange rules) applicable to the Company, including any independence and financial literacy tests (as such terms may be defined under any stock exchange rules then applicable to the Company).

Notwithstanding the foregoing, the Board considers a potential candidate’s experience, areas of expertise, and other factors relative to the overall composition of the Board, including those set forth below.

Process for Identification and Evaluation of Director Candidates

The Company believes that the continuing service of qualified incumbents promotes stability and continuity in the boardroom, contributing to the Board’s ability to work as a collective body, while giving the Company the benefit of the familiarity and insight into the Company’s affairs that its directors have accumulated during their tenure. Accordingly, the process for identifying nominees reflects the Company’s practice of re-nominating incumbent directors who continue to satisfy the criteria for membership on the Board, whom the independent members of the Board believe continue to make important contributions to the Board and who consent to continue their service on the Board. Consistent with this policy, in considering candidates for election at annual meetings of shareholders, the independent members of the Board will first determine the incumbent directors whose terms expire at the upcoming meeting and who wish to continue their service on the Board.

The independent members of the Board will evaluate the qualifications and performance of the incumbent directors that desire to continue their service. In particular, as to each such incumbent director, the independent members of the Board will (i) consider if the director continues to satisfy the minimum qualifications for director candidates adopted by the independent members of the Board, (ii) review any assessments of the performance of the director during the preceding term made by the Board, and (iii) determine whether there exist any special, countervailing considerations against re-nomination of the director.

If the independent members of the Board determine that an incumbent director consenting to re-nomination continues to be qualified and has satisfactorily performed his or her duties as director during the preceding term, and there exist no reasons, including considerations relating to the composition and functional needs of the Board as a whole, why in the view of the independent members of the Board the incumbent should not be re-nominated, the independent members of the Board will, absent special circumstances, propose the incumbent director for re-election.

The process by the independent members of the Board for identifying and evaluating nominees for director, including nominees recommended by a shareholder, involves (with or without the assistance of a retained search firm):

•	compiling names of potentially eligible candidates;
•	conducting background and reference checks;
•	conducting interviews with candidates and/or others (as schedules permit);
•	meeting to consider and approve final candidates; and
•	as appropriate, preparing and presenting to the full Board an analysis with regard to particular recommended candidates.

During the search process, the independent directors endeavor to identify director nominees who have the highest personal and professional integrity, have demonstrated exceptional ability and judgment, and, together with other director nominees and members, shall effectively serve the long-term interests of the Company’s shareholders and contribute to the Company’s overall corporate goals.

In considering potential new directors, the independent members of the Board will review individuals from various disciplines and backgrounds. Among the qualifications to be considered in the selection of candidates are:

•	personal and professional integrity;
•	broad experience in business, finance or administration;
•	familiarity with the Company’s industry; and
•	prominence and reputation.

Since prominence and reputation in a particular profession or field of endeavor are what bring most persons to the Board’s attention, there is also further consideration of whether the individual has the time available to devote to the work of the Board and one or more of its committees. Nominees will be screened to ensure each candidate has qualifications which complement the overall core competencies of the Board. A review is also to be made of the activities and associations of each candidate to ensure that there is no legal impediment, conflict of interest, or other consideration that might hinder or prevent service on the Board. The screening process includes a background evaluation and a review of the potential nominee’s qualification as an independent director under applicable rules and regulations (including the rules and regulations of the SEC and any applicable stock exchange).

There are no differences in the manner in which the Board considers and evaluates nominees for director based on whether the nominee is recommended by a shareholder.

Board of Directors Leadership Structure

Our Board of Directors has a chairman, Jeremy Curnock Cook, who has authority, among other things, to call and preside over board meetings, to set meeting agendas and to determine materials to be distributed to the Board of Directors. Accordingly, the chairman has substantial ability to shape the work of the board of directors.

Shareholder Communications with Board of Directors

Interested shareholders can send communications to our Board of Directors, a committee of our Board of Directors and individual directors by writing to them care of: Corporate Secretary, AmpliPhi Biosciences Corp, 800 East Leigh Street, Suite 209, Richmond, Virginia 23219. The outside of the envelope should prominently indicate for whom the correspondence is intended. The Corporate Secretary will forward such communication to our Board of Directors, the appropriate committee of our Board of Directors or individual directors, as the case may be, unless the communication is unduly hostile, threatening, illegal or similarly inappropriate, in which case the Corporate Secretary has the authority to discard the communication or take appropriate legal action regarding the communication.

Code of Business Conduct and Ethics

We adopted a code of business conduct and ethics that applies to all of our employees, officers and directors including those officers responsible for financial reporting. Our code of business conduct and ethics is available on our website at www.ampliphibio.com. We intend to disclose future amendments to the code or any waivers of its requirements on our website to the extent permitted by the applicable rules and exchange requirements.

Board of Directors Member Independence

Under the listing requirements and rules of the NYSE MKT for smaller reporting companies transferring from other markets, independent directors must compose at least 50% of a listed company’s board of directors within a one-year period following such company’s initial listing with the NYSE MKT. In addition, applicable NYSE MKT rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating committees must be independent within the meaning of applicable NYSE rules. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act.

In September 2014, our Board of Directors undertook a review of the independence of each director and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. In making this determination, our Board of Directors considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director. As a result of this review, our Board of Directors determined that Messrs. Louis Drapeau and Michael Perry qualify as “independent” directors within the meaning of the NYSE MKT rules. Our Board of Directors also concluded that Mr. Curnock Cook and Ms. Johnson were not at such time “independent” directors within the meaning of the NYSE MKT rules given their roles as Interim Chief Executive Officer and Interim Chief

Operating Officer, respectively. We believe that Mr. Curnock Cook qualified as an independent director within the meaning of the NYSE MKT rules after May 18, 2015 when he ceased to be our Interim Chief Executive Officer, and anticipate that Ms. Johnson will qualify as an “independent” director within the meaning of the NYSE MKT rules when she ceases her role as Interim Chief Operating Officer.

As required under applicable NYSE MKT rules, we anticipate that our independent directors will meet in regularly scheduled executive sessions at which only independent directors are present.

Role of the Board in Risk Oversight

Our audit committee is primarily responsible for overseeing our financial risk management processes on behalf of the full Board of Directors. Going forward, we expect that the audit committee will receive reports from management at least quarterly regarding our assessment of risks. In addition, the audit committee reports regularly to the full Board of Directors, which also considers our risk profile. The audit committee and the full Board of Directors focus on the most significant risks we face and our general risk management strategies. While the Board oversees our risk management, management is responsible for day-to-day risk management processes. Our Board of Directors expects management to consider risk and risk management in each business decision, to proactively develop and monitor risk management strategies and processes for day-to-day activities and to effectively implement risk management strategies adopted by the audit committee and the Board of Directors. We believe this division of responsibilities is the most effective approach for addressing the risks we face and that our Board leadership structure, which also emphasizes the independence of the Board in its oversight of its business and affairs, supports this approach.

Family Relationships

No family relationships exist between any of the directors or executive officers of our company.

PROPOSAL NO. 2

INCREASE IN AUTHORIZED NUMBER OF SHARES UNDER 2013 STOCK INCENTIVE PLAN

Overview

The Board has approved, subject to shareholder approval, an amendment to the 2013 Stock Incentive Plan (the “2013 Plan”), that increases the number of shares of common stock authorized for issuance under the 2013 Plan by 26,000,000 shares, from 40,000,000 to 66,000,000 shares.

Description of the Company’s Equity Incentive Plans

The purpose of all of our equity incentive plans is to promote the long-term success of the Company and the creation of shareholder value by offering key service providers an opportunity to share in such long-term success by acquiring a proprietary interest in the Company and to attract and retain the best available personnel for positions of substantial responsibility, and to provide additional incentive to employees, consultants and directors.

Our equity incentive plans seek to achieve these purposes by providing for discretionary long-term incentive awards in the form of options (which may constitute incentive stock options or nonstatutory stock options), stock appreciation rights, stock grants and stock units. Our equity incentive plans are administered by the Board or a committee appointed by the Board, which we refer to as the plan administrator and have a term of 10 years from the date they were adopted by the Board of Directors.

2009 Targeted Genetics Stock Incentive Plan and 2012 Stock Incentive Plan

Our Board of Directors and shareholders adopted the 2009 Targeted Genetics Stock Incentive Plan in March 2009. Our Board of Directors adopted our 2012 Stock Incentive Plan in October 2012. As of June 19, 2015, there are no shares of common stock remaining for future awards under the 2009 Targeted Genetics Stock Incentive Plan and the 2012 Stock Incentive Plan. We refer to the 2009 Targeted Genetics Stock Incentive Plan and the 2012 Stock Incentive Plan together as the Former Plans.

The Former Plans provide that upon the effectiveness of a “corporate transaction,” as defined in each of the Former Plans, in the event that all awards are not assumed or continued or substituted by the successor entity, all awards granted under the Former Plans shall terminate. In addition, in connection with a corporate transaction, the plan administrator may provide the full automatic vesting and exercisability of one or more outstanding unvested awards under the Former Plans in connection with a corporate transaction, on such terms and conditions as the plan administrator may specify. Furthermore, in connection with a “change in control,” as defined in each of the Former Plans, the Former Plans provide for the full automatic vesting and exercisability of any outstanding unvested awards held by certain “key service providers,” which under the terms of the Former Plans, is defined as any employee, director or consultant who has been designated as a key service provider by the plan administrator, in the event that any such awards are not assumed or continued or substituted by the successor entity, or otherwise fully automatically vested by the plan administrator in connection with such change in control.

Our Board of Directors may amend, alter, suspend or terminate the Former Plans at any time, subject to stockholder approval where such approval is required by applicable law. Our Board of Directors may also amend, modify or terminate any outstanding award, provided that no amendment to an award may materially impair any of the rights of a participant under any awards previously granted without his or her written consent.

2013 Stock Incentive Plan

Our 2013 Plan was approved by our Board of Directors in December 2013 and was approved by our shareholders in February 2014. The 2013 Plan replaces the Targeted Genetics Corporation Stock Incentive Plan and the 2012 Stock Incentive Plan.

The 2013 Plan allows the plan administrator, to make equity-based incentive awards to our officers, employees, directors and other key persons (including consultants).

As of June 19, 2015, there were outstanding options to purchase 750,000 shares of common stock and 39,250,000 shares of common stock reserved for the issuance of awards under the 2013 Plan. This number is subject to adjustment in the event of a stock split, stock dividend or other change in our capitalization.

The shares issuable pursuant to awards granted under the 2013 Plan will be authorized but unissued shares or shares that we reacquire. The shares of common stock underlying any awards from the 2013 Plan that are forfeited, cancelled, held back upon exercise or settlement of an award to satisfy the exercise price or tax withholding, reacquired by us prior to vesting, satisfied without any issuance of common stock, expire or are otherwise terminated (other than by exercise) under the 2013 Plan will be added back to the shares of common stock available for issuance under the 2013 Plan.

The 2013 Plan will be administered by the plan administrator. The plan administrator has full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the 2013 Plan. Persons eligible to participate in the 2013 Plan will be those full or part-time officers, employees, non-employee directors and other key persons (including consultants) as selected from time to time by our plan administrator in its discretion. The plan administrator may re-price options or stock appreciation rights without stockholder approval.

The 2013 Plan permits the granting of both options to purchase common stock intended to qualify as incentive stock options under Section 422 of the Code and options that do not so qualify. The exercise price of each stock option will be determined by our plan administrator but may not be less than 100% of the fair market value of our common stock on the date of grant or, in the case of an incentive stock option granted to a 10% owner, less than 110% of the fair market value of our common stock on the date of grant. The term of each stock option will be fixed by the plan administrator and may not exceed 10 years from the date of grant. The plan administrator will determine at what time or times each option may be exercised.

The plan administrator may also award stock appreciation rights subject to such conditions and restrictions as it may determine. Stock appreciation rights entitle the recipient to shares of common stock, or cash, equal to the value of the appreciation in our stock price over the exercise price. The exercise price may not be less than 100% of the fair market value of the common stock on the date of grant.

The plan administrator may also award restricted stock or restricted stock units to participants subject to such conditions and restrictions as it may determine. These conditions and restrictions may include the achievement of certain performance goals or continued employment with us through a specified vesting period. The plan administrator may also grant shares of common stock that are free from any restrictions under the 2013 Plan.

The plan administrator may grant cash bonuses under the 2013 Plan to participants, subject to the achievement of certain performance goals.

The plan administrator may grant performance-based awards to participants in the form of restricted stock, restricted stock units or cash-based awards upon the achievement of certain performance goals and such other conditions as the plan administrator shall determine. The plan administrator may grant such performance-based awards under the 2013 Plan that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code. Those awards would only vest or become payable upon the attainment of performance goals that are established by our plan administrator and related to one or more performance criteria. The performance criteria that could be used with respect to any such awards include: net earnings or net income (before or after taxes); earnings per share; revenues or sales (including net sales or revenue growth); net operating profit; return measures (including return on assets, net assets, capital, invested capital, equity, sales, or revenue); cash flow (including operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment); earnings before or after taxes, interest, depreciation, and/or amortization; gross or operating margins; productivity ratios; share price (including growth measures and total stockholder return); expense targets; margins; operating efficiency; market share; working capital targets and change in working capital; economic value added or net operating income, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. From and after the time that we become subject to Section 162(m) of the Code, the maximum award that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code that may be made to any one employee during any one calendar year period with respect to options and stock appreciation rights is 18,000,000 shares for existing employees and 5,000,000 shares in the case of new hires. The 12-month limit with respect to restricted stock and restricted stock units is 10,000,000 shares in the case of either existing or new employees. From and after the time that we become subject to Section 162(m) of the Code, the maximum cash-based award that is intended to qualify as “performance-based compensation” is limited to $10,000,000 in any 12-month period, which is pro-rated in the case of a partial performance period. The share limits are subject to adjustments in the event of a stock split, stock dividend or other change in our capitalization.

The 2013 Plan provides that upon the effectiveness of a “corporate transaction,” as defined in the 2013 Plan, in the event that all awards are not assumed or continued or substituted by the successor entity, all awards granted under the 2013 Plan shall terminate. In addition, in connection with a corporate transaction, the plan administrator may provide the full or partial automatic vesting and exercisability of one or more outstanding unvested awards under the 2013 Plan and the release from restrictions on transfer or forfeiture rights of such awards in connection with a corporate transaction, on such terms and conditions as the plan administrator may specify.

Our Board of Directors may amend or discontinue the 2013 Plan and our plan administrator may amend or cancel outstanding awards for purposes of satisfying changes in law or any other lawful purpose, but no such action may adversely affect rights under an award without the holder’s consent. Certain amendments to the 2013 Plan require the approval of our stockholders.

No awards may be granted under the 2013 Plan after the date that is 10 years from the earlier of the date of adoption by our Board of Directors or the date of stockholder approval of the 2013 Plan.

Historical Award Information

Common measures of an equity incentive plan’s cost include burn rate, dilution and overhang. The burn rate, or run rate, refers to how fast a company uses the supply of shares authorized for issuance under its equity incentive plan. Over the last two years, the Company has maintained an average equity run rate of 2.9% of shares of common stock outstanding per year, including shares of preferred stock on an as-converted basis. Dilution measures the degree to which our stockholders' ownership has been diluted by stock-based compensation awarded under our equity incentive plans and also includes shares that may be awarded under our 2013 Plan in the future (“overhang”).

The following table shows how our key equity metrics have changed over the past two years:

Key Equity Metrics	2013	2014
Equity Run Rate(1)	7.9%	0.3%
Overhang(2)	24.0%	21.6%
Dilution(3)	9.2%	7.7%

(1)	Equity run rate is calculated by dividing the number of shares subject to equity awards granted during the year by the weighted-average number of shares outstanding during the year.
(2)	Overhang is calculated by dividing (a) the sum of (x) the number of shares subject to equity awards outstanding at the end of the year and (y) the number of shares available for future grants, by (b) the number of shares outstanding at the end of the year.
(3)	Dilution is calculated by dividing the number of shares subject to equity awards outstanding at the end of the fiscal year by the number of shares outstanding at the end of the fiscal year.

Purpose of the Proposal

Number of Shares Requested

When determining the number of shares to add to the 2013 Plan, the Board reviewed and considered, among other things, the potential dilution to stockholders as measured by run rate and overhang, projected future share usage and projected forfeitures of awards, including the following information:

•	Under the 2013 Plan, approximately 65.25 million shares (approximately 39.25 million available as of June 19, 2015) are available for future award grants. We expect this amount to last for approximately 3 – 5 years’ of awards. This estimate is based on an annual average run rate of between 3% and 5%. While we believe this modeling provides a reasonable estimate of how long such a share reserve would last, there are a number of factors that could impact our future share usage.
•	The total overhang resulting from the share request, including awards outstanding under our 2013 Plan, represents approximately 24% of the shares of common stock outstanding as of May 14, 2015.

In addition, as previously disclosed, pursuant to the terms of the offer letter between Mr. Salka and the Company and subject to the condition provided therein, the Board intends to grant Mr. Salka an option to purchase a number of shares of common stock of the Company equal to four percent (4%) of the then current fully diluted number of shares of common stock (assuming conversion or exercise of all outstanding convertible or exercisable securities, and including shares available for issuance pursuant to the 2013 Plan). We believe this option grant is consistent with the level of options granted to chief executive officers in the Company’s industry. When determining the number of shares to add to the 2013 Plan, the Board took into account the anticipated grant to Mr. Salka and the effect such grant will have on the number of shares available for grant under the 2013 Plan.

Business Objectives

The Board believes that long-term incentive compensation programs align the interests of management, employees and our shareholders to create long-term shareholder value. The Board believes that plans such as the 2013 Plan increase our ability to achieve this objective, especially, in the case of the 2013 Plan, by giving us maximum flexibility to fashion future equity-based compensation by using stock appreciation rights, stock grants and stock units in addition to stock options. The Board believes that the increase in the number of shares issuable under the 2013 Plan is necessary to provide sufficient stock options, stock appreciation rights, stock grants and/or stock units to attract and retain the services of experienced and knowledgeable employees in our competitive biotechnology industry.

The Board of Directors will be authorized to effect the amendment to the 2013 Plan upon an affirmative vote of the holders of shares representing a majority of the votes cast at the Annual Meeting. If the amendment to the 2013 Plan to increase the shares available for issuance is not approved, then the Board will be limited in the amount of stock-based compensation it is able to provide. As of June 19, 2015, we had only 39,250,500 shares remaining available for grant under the 2013 Plan, not including our commitment to Mr. Salka described above.

The Board of Directors unanimously recommends a vote FOR the amendment of the Company’s 2013 Stock Incentive Plan to increase the number of shares of common stock from 40,000,000 to 66,000,000.

PROPOSAL NO. 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

Overview

On January 20, 2015, we dismissed PBMares, LLP (“PBMares”) as our independent registered public accounting firm. The reports of PBMares on our financial statements for ended December 31, 2013 and 2012 contained an uncertainty modification that there was substantial doubt about our ability to continue as a going concern. Otherwise, such reports did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to audit scope or accounting principles. The decision to change auditors was approved by the Audit Committee of the Board.

During our two most recent fiscal years, and in the interim period ending on the date of our dismissal of PBMares, we have not had any disagreements with PBMares on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to PBMares’ satisfaction, would have caused them to make reference thereto in their reports on our financial statements for such periods.

During our two most recent fiscal years, and in the interim period ending on the date of our dismissal of PBMares, there were no reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K. PBMares provided us with a letter addressed to the SEC confirmed PBMares’ agreement with the foregoing disclosures. A copy of the letter from PBMares, dated January 22, 2015, is included with our Current Report on Form 8-K filed with the SEC on January 23, 2015.

We engaged Ernst & Young LLP (“E&Y”) as our new independent accountant as of January 20, 2015. During our two most recent fiscal years, and in the interim period ending on the date of our engagement of E&Y, we did not consult with E&Y regarding any of the matters described in Item 304(a)(2)(i) and (ii) of Regulation S-K. The Audit Committee and the Board have approved this engagement.

Shareholder ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm is not required by our Bylaws or otherwise. However, the Board of Directors is submitting the selection of Ernst & Young LLP to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent accountant at any time during the year if they determine that such a change would be in the best interests of AmpliPhi and its shareholders.

As part of its duties, the Audit Committee considered the provision of services, other than audit services, during the fiscal year ended December 31, 2014 by PBMares, LLP, our independent registered public accounting firm for that period, to ensure they maintain their independence. The following table sets forth the aggregate fees accrued for the fiscal years ended December 31, 2013 and 2014, respectively, by PBMares, LLP:

	Fiscal Year Ended December 31, 2013	Fiscal Year Ended December 31, 2014
Audit Fees	$—	$168,975
Audit Related Fees	—	271
Tax Fees	—	—
All Other Fees	54,100	152,425
Total	$54,100	$321,672

The Audit Committee approves in advance the engagement and fees of the independent registered public accounting firm for all audit services and non-audit services, based upon independence, qualifications and, if applicable, performance. The Audit Committee may form and delegate to subcommittees of one or more members of the Audit Committee the authority to grant pre-approvals for audit and permitted non-audit services, up to specific amounts. All audit services provided by PBMares, LLP for the fiscal years ended December 31, 2013 and 2014, respectively, were pre-approved by the Audit Committee.

Representatives of PBMares, LLP attended all of the meetings of the Audit Committee during each of the fiscal years ended December 31, 2013 and 2014, respectively. We expect that a representative of Ernst & Young LLP will attend the Annual Meeting, and the representative will have an opportunity to make a statement if he or she so desires. The representative will also be available to respond to appropriate questions from shareholders. We do not expect that a representative of PBMares, LLP will be present at the Annual Meeting.

Vote Required and Board of Directors’ Recommendation

The affirmative vote of a majority of the votes cast on the proposal on the ratification of the appointment of Ernst & Young LLP, at the Annual Meeting of Shareholders at which a quorum representing a majority of all outstanding shares of common stock of AmpliPhi is present, either in person or by proxy, is required for ratification of this proposal. If you abstain from voting on this Proposal, it has no effect on the voting of the proposal. If you submit your proxy without indicating your voting instructions, your shares will be voted “FOR” this proposal. Brokers, bankers and other nominees have discretionary voting power on this routine matter and, accordingly, “broker non-votes” will have no effect on the ratification.

The Board of Directors unanimously recommends a vote FOR the ratification of the appointment of Ernst & Young LLP as AmpliPhi’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2015.

PROPOSAL NO. 4

IF THE COMPANY HAS NOT EFFECTED A REVERSE SPLIT OF ITS COMMON STOCK BEFORE THE ANNUAL MEETING, TO AUTHORIZE AN AMENDMENT TO OUR AMENDED AND RESTATED ARTICLES OF INCORPORATION ALLOWING OUR BOARD, IN ITS DISCRETION AT ANY TIME PRIOR TO JUNE 30, 2016, TO EFFECT A REVERSE STOCK SPLIT OF OUR OUTSTANDING COMMON STOCK AT A RATIO OF AT LEAST FIVE-FOR-ONE AND UP TO FIFTY-FOR-ONE

In February 2014, our shareholders approved a reverse stock split at a ratio of at least five-for-one and up to twenty-for-one, subject to a final determination by the Board of Directors. The approval of this proposal provided that the reverse stock split could be effected on or before December 31, 2014. In November 2014, our shareholders approved an amendment to the Company’s Amended and Restated Articles of Incorporation allowing our Board, in its discretion at any time prior to June 30, 2015, to effect a reverse stock split of the Company’s outstanding Common Stock at a ratio at least five-for-one and up to fifty-for-one, with the timing of the amendment, if it is to be implemented at all, and the specific reverse split exchange ratio to be effected being determined in the sole discretion of our Board. We believe it is advisable and in the best interests of the Company and its shareholders to extend the period during which the reverse stock split may occur by approving an amendment to the Company’s Amended and Restated Articles of Incorporation allowing our Board, in its discretion at any time prior to June 30, 2016, to effect a reverse stock split of the Company’s outstanding Common Stock at a ratio at least five-for-one and up to fifty-for-one, with the timing of the amendment, if it is to be implemented at all, and the specific reverse split exchange ratio to be effected being determined in the sole discretion of our Board (the “Reverse Stock Split”).

Although we are asking our shareholders to vote on a range of proposed reverse split ratios, only one, if any, of such ratios will be effected within the range approved by our shareholders. Our Board believes that shareholder approval of an amendment within the proposed reverse split ratio ranges granting it the discretion to approve the specific ratio to be effected, rather than approval of only one exchange ratio at this time, provides our Board with maximum flexibility to react to then-current market conditions and, therefore, is in our best interests and those of our shareholders.

If our shareholders approve the amendment, no further action by our shareholders will be required either to implement or to abandon the Reverse Stock Split, and our Board will have the sole discretion to elect, as it determines to be in our best interests and the best interests of our shareholders, whether and when to effect a reverse stock split, and to determine the reverse split ratio of at least five-for-one and up to fifty-for-one, at any time before June 30, 2016. If our Board were to effect the Reverse Stock Split, we would notify our shareholders of the effectiveness of the split by issuing a press release.

The full text of the form of proposed amendment of our Amended and Restated Articles of Incorporation is attached to this Proxy Statement as Annex A. If approved by our shareholders and following such approval our Board determines that effecting a reverse stock split is in our best interests and those of our shareholders, the Reverse Stock Split will become effective upon filing such amendment with the Secretary of State of the State of Washington. The amendment filed will indicate the reverse split ratio approved by our shareholders and selected by our Board. Only one such amendment will be filed, if at all.

Although we presently intend to effect the Reverse Stock Split only if necessary to satisfy the NYSE MKT’s minimum price requirement (currently, $3.00 per share), our Board reserves the right, notwithstanding our shareholders’ approval of the proposed amendment at the Special Meeting, to abandon it at any time without further action by our shareholders before the amendment is filed with the Secretary of State of the State of Washington. Our Board may consider a variety of factors in determining whether or not to proceed with the proposed amendment, including overall trends in the stock market, recent changes and anticipated trends in the per share market price of our Common Stock, business developments, and our actual and projected financial performance. If the closing bid price of our Common Stock on the Over-the-Counter Bulletin Board exceeds and remains at or above $3.00 per share, as discussed more fully below, our Board may decide to abandon the filing of the proposed amendment. If our Board fails to implement the Reverse Stock Split prior to June 30, 2016, shareholder approval again would be required prior to implementing any reverse stock split.

Purpose and Background of the Reverse Stock Split

We are seeking authorization of the Reverse Stock Split primarily for the purpose of attempting to raise the per share trading price of our Common Stock in an effort to satisfy the listing requirements of the NYSE MKT. To satisfy the listing standards, the NYSE MKT requires, among other things, that our Common Stock maintain a minimum market price of $3.00 per share.

We are also seeking authorization for the Reverse Stock Split so as to comply with the terms of outstanding warrants, which require us to have available, by March 2016, a sufficient number of authorized but unissued shares of common stock equal to or greater than the number of shares of common stock underlying such warrants. We do not currently have a sufficient number of shares available, but the Reverse Stock Split would, if effected, result in the authorization of a sufficient number of shares to permit exercise of the outstanding warrants.

We expect that the Reverse Stock Split will increase the price per share of our Common Stock above the $3.00 per share minimum market price. However, there can be no assurance that the Reverse Stock Split will have that effect, initially or in the future, or that it will enable us to list our Common Stock on the NYSE MKT. The price per share of our Common Stock is a function of our business performance and other factors, some of which may be unrelated to the number of shares outstanding.

In addition to compliance with the minimum market price requirement, we believe that a higher price could improve the marketability of our Common Stock and its acceptance by institutional investors and other members of the investing public, and may improve the perception of our Company by such individuals. Some investors, brokerage firms and market makers may consider low-priced stocks as unduly speculative in nature and, as a matter of policy, avoid investment and trading in such stocks. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower priced stocks. The presence of these factors may be adversely affecting, and may continue to adversely affect, not only the pricing of our Common Stock but also its trading liquidity. In addition, these factors may affect our ability to raise additional capital through the sale of stock.

We further believe that a higher stock price could help us attract and retain employees and other service providers. We believe that some potential employees and service providers are less likely to work for a company with a low stock price, regardless of the size of the Company’s market capitalization. If the Reverse Stock Split successfully increases the per share price of our Common Stock, we believe this increase will enhance our ability to attract and retain employees and service providers. We hope that the decrease in the number of shares of our outstanding Common Stock as a consequence of the Reverse Stock Split, and the anticipated increase in the price per share, will encourage greater interest in our Common Stock by the financial community and the investing public, help us attract and retain employees and other service providers, and possibly promote greater liquidity for our shareholders with respect to those shares presently held by them. However, the possibility also exists that liquidity may be adversely affected by the reduced number of shares which would be outstanding if the Reverse Stock Split is effected, particularly if the price per share of our Common Stock declines after the Reverse Stock Split is effected.

There can be no assurance that the Reverse Stock Split will achieve any of the desired results. There also can be no assurance that the price per share of our Common Stock immediately after the Reverse Stock Split will increase proportionately with the Reverse Stock Split, or that any increase will be sustained for any period of time.

The proposed Reverse Stock Split is not intended to be an anti-takeover device.

The Reverse Stock Split May Not Result in an Increase in the Per Share Price of Our Common Stock; There Are Other Risks Associated with the Reverse Stock Split

We cannot predict whether the Reverse Stock Split will increase the market price for our Common Stock. The history of similar stock split combinations for companies in like circumstances is varied. There is no assurance that:

•	the market price per share of our Common Stock will either exceed or remain in excess of the $3.00 minimum bid price as required by the NYSE MKT;
•	we will otherwise meet the requirements of NYSE MKT for listing on the NYSE MKT;
•	the market price per share of our Common Stock after the Reverse Stock Split will rise in proportion to the reduction in the number of shares outstanding before the Reverse Stock Split;
•	the Reverse Stock Split will result in a per share price that will attract brokers and investors who do not trade in lower priced stocks; or
•	the Reverse Stock Split will result in a per share price that will increase our ability to attract and retain employees and other service providers.

The market price of our Common Stock will also be based on our performance and other factors, some of which are unrelated to the number of shares outstanding. If the Reverse Stock Split is effected and the market price of our Common Stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of a reverse stock split.

Principal Effects of the Reverse Stock Split on Market for our Common Stock

On June 19, 2015, the closing bid price for our Common Stock on the Over-the-Counter Bulletin Board was $0.19 per share. By decreasing the number of shares of Common Stock outstanding without altering the aggregate economic interest represented by the shares, we believe the market price will be increased. The greater the market price rises above $3.00 per share, the less risk there will be that we will fail to satisfy the requirements for listing of our Common Stock on the NYSE MKT. However, there can be no assurance that the market price of the Common Stock will rise to or maintain any particular level or that we will at all times be able to meet the requirements for listing, or maintaining the listing of, our Common Stock on the NYSE MKT.

Principal Effects of the Reverse Stock Split on Common Stock; No Fractional Shares

If shareholders approve granting the Board the authority to exercise its discretion to amend our Amended and Restated Articles of Incorporation to effect a reverse stock split, and if our Board decides to effectuate such amendment and the Reverse Stock Split, the principal effect of the Reverse Stock Split will be to reduce the number of issued and outstanding shares of our Common Stock in accordance with an exchange ratio in the range approved by our shareholders and determined by our Board as set forth in this Proposal. The actual effects of the Reverse Stock Split will vary depending on the timing of the Reverse Stock Split and the exchange ratio determined by the Board.

The total number of shares of Common Stock each shareholder holds will be reclassified automatically into the number of shares of Common Stock equal to the number of shares of Common Stock each shareholder held immediately before the Reverse Stock Split divided by the ratio approved by our shareholders and determined by our Board as set forth in this Proposal. If the number of shares of Common Stock a shareholder holds is not evenly divisible by such ratio, such holder will not receive a fractional share, but instead will receive the number of shares rounded up to the nearest whole share.

The Reverse Stock Split will affect all of our shareholders uniformly and will not affect any such holder’s percentage ownership interests. Common stock issued pursuant to the Reverse Stock Split will remain fully paid and non-assessable. The par value of our Common Stock would remain unchanged at $0.01 per share.

Upon effectiveness of the Reverse Stock Split, the number of authorized shares of Common Stock that are not issued or outstanding will increase substantially because the proposed amendment will not reduce the number of authorized shares while it will reduce the number of outstanding shares by one-fifth to one-fiftieth, depending on the exchange ratio selected by our Board. Authorized but unissued shares will be available for issuance, and we may issue such shares in financings, acquisitions or otherwise. The Company has no current plans to seek additional financing or engage in acquisitions although the Company is likely to raise additional capital in the future. Accordingly, the Reverse Stock Split is not being implemented for the purpose of increasing the authorized capital stock available for future financing or acquisition activities, although it would have that effect. If we issue additional shares, the ownership interest of holders of our Common Stock may also be diluted. Also, the issued shares may have rights, preferences or privileges senior to those of our Common Stock. Our future capital needs will be highly dependent on our product development and other business activities and our ability to raise capital through strategic transactions, grants or other means. Thus, any projections of future cash needs and cash flows are subject to substantial uncertainty. If our available funds and cash generated from operations are insufficient to satisfy our liquidity requirements, we may seek to sell additional equity or debt securities, obtain a line of credit or curtail our existing operations. In addition, from time to time we may evaluate other methods of financing to meet our capital needs on terms that we believe are attractive, and we expect to evaluate acquisition transactions from time to time.

Principal Effects of the Reverse Stock Split on Outstanding Options and Warrants

As of the Record Date, we had outstanding warrants to purchase 60,482,509 shares of our Common Stock at an average exercise price of $0.19 per share, and outstanding options to purchase 22,034,747 shares of our common stock at an average exercise price of $0.19 per share.

Under the terms of the options and warrants, when the Reverse Stock Split becomes effective, the number of shares covered by each of them will be reduced by one-fifth to one-fiftieth of the number currently covered and the exercise price per share will increase by one-fifth to one-fiftieth, resulting in the same aggregate price being required to be paid therefor upon exercise thereof as was required immediately preceding the Reverse Stock Split. The number of shares reserved under our equity plan will decrease by one-fifth to one-fiftieth of the number of shares currently included in such plans.

Principal Effects of the Reverse Stock Split on Outstanding Preferred Stock

As of the Record Date, the outstanding shares of our Series B Convertible Preferred Stock would convert into an aggregate of 83,139,400 shares of our Common Stock. Under the terms of the Preferred Stock, when the Reverse Stock Split becomes effective, the number of shares of Common Stock into which each share of Preferred Stock converts will be reduced to one-fifth to one-fiftieth of the number currently covered.

Principal Effects of the Reverse Stock Split on Legal Ability to Pay Dividends

Our Board does not currently have any plans to declare in the foreseeable future any distributions of cash, dividends or other property, and we are not in arrears on any dividends. Therefore, we do not believe that the Reverse Stock Split will have any effect with respect to future distributions, if any, to our shareholders.

Accounting Matters

The Reverse Stock Split will not affect the par value of our Common Stock. As a result, on the effective date of the Reverse Stock Split, the stated capital on our balance sheet attributable to our Common Stock will be reduced by one-fifth to one-fiftieth, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of our Common Stock will be increased because there will be fewer shares of Common Stock outstanding.

Potential Anti-Takeover Effect

The increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of our Board or contemplating a tender offer or other transaction for our combination with another company). However, the Reverse Stock Split proposal is not being proposed in response to any effort of which we are aware to accumulate shares of our Common Stock or obtain control of our Company, nor is it part of a plan by management to recommend a series of similar amendments to our Board and shareholders.

Procedure for Effecting the Reverse Stock Split; Exchange of Stock Certificates

If our shareholders approve granting our Board the authority to exercise its discretion to effectuate the Reverse Stock Split and if our Board determines that the Reverse Stock Split is in the best interests of the Company, we will file the proposed amendment to the Amended and Restated Articles of Incorporation with the Secretary of State of the State of Washington. The Reverse Stock Split will become effective at the time specified in the amendment, which will most likely be the date of the filing of the amendment and which we refer to as the “effective time.” Beginning at the effective time, each certificate representing outstanding pre-reverse stock split shares of Common Stock will be deemed for all corporate purposes to evidence ownership of post-reverse stock split shares of Common Stock.

As soon as practicable after the effective time, we will mail a letter of transmittal to each shareholder. Each shareholder will be able to obtain a certificate evidencing its post-reverse-split shares together with the properly executed and completed letter of transmittal and such evidence of ownership of the shares as we may require. Shareholders will not receive certificates for post-reverse stock split shares unless and until their old certificates are surrendered to the exchange agent together with the properly completed and executed letter of transmittal and such evidence of ownership of the shares as we may require. Shareholders should not destroy any stock certificates and should not forward their certificates to the exchange agent until they receive the letter of transmittal, and they should only send in their certificates with the letter of transmittal. The exchange agent will send each shareholder’s new stock certificate promptly after receipt of that shareholder’s properly completed letter of transmittal and old stock certificate(s). Shareholders will not have to pay any service charges in connection with the exchange of their certificates.

Even if our shareholders approve the Reverse Stock Split, our Board reserves the right to not effect the Reverse Stock Split if in our Board’s opinion it would not be in our best interests or those of our shareholders to effect such Reverse Stock Split.

No Dissenters’ Rights

Under the Washington Business Corporation Act, shareholders are not entitled to dissenters’ rights with respect to the Reverse Stock Split, and we will not independently provide shareholders with any such right.

Federal Income Tax Consequences of the Reverse Stock Split; Rule 144

The following is a summary of certain of the material anticipated federal income tax consequences under current law relating to the Reverse Stock Split. The following discussion does not purport to deal with all aspects of federal income taxation that may be applicable to specific shareholders.

The following description of federal income tax consequences is based on the Code, and applicable Treasury regulations promulgated thereunder, judicial authority and current administrative rulings and practices as in effect on the date of this Proxy Statement. This summary does not take into account possible changes in such laws or interpretations, including amendments to the Code, applicable statutes, regulations and proposed regulations or changes in judicial or administrative rulings, some of which may have retroactive effect. This discussion should not be considered tax or investment advice, and the tax consequences may not be the same for all shareholders.

Each shareholder is urged to consult his, her or its own tax advisors to determine particular federal tax consequences to such shareholders of the Reverse Stock Split, as well as the applicability and effect of state, local, foreign and other laws.

The following discussion is limited to certain tax consequences resulting to shareholders of the Company as part of the Reverse Stock Split. Accordingly, holders of options and warrants to purchase the capital stock of the Company should consult their own tax advisors with respect to the tax consequences associated with the Reverse Stock Split.

AmpliPhi believes that, for federal income tax purposes, the Reverse Stock Split will constitute a tax-free recapitalization. Accordingly, AmpliPhi believes that the Reverse Stock Split will not be a taxable transaction to the shareholders or AmpliPhi. Each shareholder’s tax basis in his or her shares of the Company’s Common Stock received in the Reverse Stock Split will be equal to such shareholder’s tax basis in the shares of the Company’s Common Stock held immediately prior to the effectiveness of the Reverse Stock Split, and his or her holding period of such shares of the Company’s Common Stock for federal income tax purposes will include the holding period of such shares of the Company’s Common Stock that were surrendered in connection with the Reverse Stock Split, provided such shares were held as a capital asset at the time of the effectiveness of the Reverse Stock Split.

Although AmpliPhi is of the belief that the U.S. federal income tax consequences to the Reverse Stock Split will be as described above, the IRS is not precluded from taking a contrary position that could have an adverse tax consequence on holders of the Company’s Common Stock and Preferred Stock. There can be no assurance that the U.S. federal income tax consequences described above will not be challenged by the IRS or, if challenged, will be decided favorably to the holders of the Company’s Common Stock and Preferred Stock.

Under Rule 144 under the Securities Act of 1933, the holding period for the Common Stock or Preferred Stock received in connection with the Reverse Stock Split will include the period during which the pre-split Common Stock or Preferred Stock was held prior to its surrender.

Required Approval

The consent required to authorize the Company to effect the Reverse Stock Split is the affirmative vote of not less than a majority of the outstanding shares of AmpliPhi’s Common Stock and Preferred Stock, voting together as a single class on an as-converted to Common Stock basis.

The Board recommends a vote FOR authorization of the reverse stock split at a ratio at least one-for-five and up to one-for-fifty.

PROPOSAL NO. 5

IF THE COMPANY HAS NOT EFFECTED A REVERSE SPLIT OF ITS COMMON STOCK BEFORE THE ANNUAL MEETING, TO AMEND THE AMENDED AND RESTATED
ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED
SHARES OF COMMON STOCK

Overview

The Board of Directors has approved, and recommends that our shareholders approve, an amendment to our Amended and Restated Articles of Incorporation in substantially the form attached to this proxy statement as Annex B.

This amendment to our Amended and Restated Articles of Incorporation will be made only if the Company has not effected a reverse split of its common stock prior to such amendment. If the Company has effected a reverse split of its common stock before such date, the amendment will not be filed with the Secretary of State of Delaware and thus will not take effect. The current number of authorized shares of common stock of the Company is 445,000,000 shares. This proposed amendment would increase the number of authorized shares of our common stock to 670,000,000 shares. The approval of this amendment does not affect the ability of the Board to effect the reverse stock split, discussed in Proposal No. 4.

Approval of this amendment requires (i) the affirmative vote of the holders of a majority of the outstanding shares of the Corporation and (ii) the affirmative vote of the holders of a majority of the outstanding shares of the Corporation’s Common Stock, voting as a class. If approved by our shareholders, the amendment will become effective upon its filing with the Secretary of State of Washington.

As of the Record Date, the number of authorized shares of our common stock was 445,000,000 shares, of which 284,350,160 shares of common stock are outstanding as of the Record Date, 83,139,400 shares of common stock are issuable upon conversion of all outstanding shares of Series B Redeemable Convertible Preferred Stock as of the Record Date (assuming a conversion ratio equal to ten (10) common shares for each share of Series B Redeemable Convertible Preferred Stock), 22,034,747 shares of common stock are issuable upon the exercise of outstanding options, and 60,482,509 shares of common stock are issuable upon the exercise of outstanding warrants. As a result of the increase in authorized shares of our common stock to be effected by this proposed amendment, the number of authorized shares of our common stock would be 670,000,000 shares.

We propose to increase the number of authorized shares of our common stock by 225,000,000 shares to provide us with a sufficient reserve of shares of common stock to permit the proposed increase in shares reserved under the 2013 Plan, as well as to comply with the terms of outstanding warrants, which require us to have available, by March 2016, a sufficient number of authorized but unissued shares of common stock equal to or greater than the number of shares of common stock underlying such warrants. We do not currently have a sufficient number of shares available, but the proposed amendment, if effected, result in the authorization of a sufficient number of shares to permit exercise of the outstanding warrants. Additional authorized shares of common stock could also be issued in acquisition or licensing transactions, although the Company has no current plans for such transactions.

Once authorized, the additional shares of common stock may be issued upon the approval of our Board of Directors but without further approval of our shareholders, unless shareholder approval is required under any applicable law or rule of any securities market on which our securities are traded. The additional shares of common stock would have rights identical to those of our currently outstanding common stock. The proposed increase in the number of shares of authorized common stock, and any future issuance of the additional shares, will not affect the rights of our current holders of common stock, except for effects that are incidental to the increase, such as dilution that would result from any future issuance of additional authorized shares of common stock. The holders of our common stock are not entitled to preemptive rights with respect to the issuance of additional shares of common stock or securities convertible into or exercisable for common stock.

The increase in the number of authorized shares of common stock and the subsequent issuance of all or a portion of those shares could have the effect of delaying or preventing a change of control without further action by our shareholders. Subject to applicable law and stock exchange requirements, we could issue shares of authorized and unissued common stock in one or more transactions that would make a change of control more difficult and therefore less likely. Any issuance of additional shares could have the effect of diluting the stock ownership and voting rights of an entity seeking to obtain control of the Company.

Approval of the amendment to our Articles to increase the number authorized shares of common stock requires (i) the affirmative vote of the holders of a majority of the outstanding shares of the Corporation and (ii) the affirmative vote of the holders of a majority of the outstanding shares of the Corporation’s Common Stock, voting as a class. Abstentions and broker non-votes will have the same effect as votes against this proposal.

Our Board of Directors believes that approval of this amendment is in the best interest of our shareholders. If the Company has not effected a reverse split of its common stock before the annual meeting, and this amendment is not approved, we will have insufficient shares of common stock authorized to permit the increase in the shares reserved under the 2013 Plan contemplated by Proposal Number 2 and to satisfy our obligations under outstanding warrants.

The Board of Directors unanimously recommends a vote FOR the amendment of the Company’s Amended and Restated Articles of Incorporation to increase the number of authorized shares of common stock from 445,000,000 shares to 670,000,000 shares.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of June 19, 2015, for:

•	each person known by us to beneficially own more than 5% of our outstanding shares of common stock,
•	each of our directors,
•	each of our named executive officers, and
•	all such directors, nominees for director and executive officers as a group.

The percentage of ownership depicted below is based on 367,789,560 shares of outstanding voting securities on June 19, 2015, which consists of 284,886,030 shares of common stock outstanding as of June 19, 2015, and 82,903,530 shares of common stock issuable upon conversion of all outstanding shares of Series B Redeemable Convertible Preferred Stock as of June 19, 2015 (assuming a conversion ratio equal to ten (10) common shares for each share of Series B Redeemable Convertible Preferred Stock).

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or share voting power or investment power with respect to those securities. In addition, the rules include shares of common stock issuable pursuant to the exercise of stock options or warrants that are either immediately exercisable or convertible or exercisable or convertible within 60 days of June 19, 2015. Shares underlying such options or warrants, however, are only considered outstanding for the purpose of computing the percentage ownership of that person and are not considered outstanding when computing the percentage ownership of any other person.

Name of Beneficial Owner(1)	Shares Beneficially Owned		Percentage Total Voting Power
5% Stockholders
Anthony M. Smithyman	25,373,661	(2)	8.906%
Randal J. Kirk	88,209,952	(3)	27.989%
Philip J. Young	16,365,747	(7)	5.438%
RA Capital Management, LLC	23,433,813	(4)	7.606%
Pendinas Limited	47,843,649	(5)	14.250%
Broadfin Healthcare Master Fund, Ltd	17,400,000		6.036%
Phillip Asset Management Ltd	19,206,995	(6)	6.578%
Named Executive Officers, Directors and Significant Employees
M. Scott Salka	0		*
Jeremy Curnock Cook	433,000	(8)	*
Louis Drapeau	75,000	(9)	*
Michael S. Perry, Ph.D.	219,250	(10)	*
Julian P. Kirk	0		*
Baxter F. Phillips III	628,125	(11)	*
Wendy Johnson	0		*
David E. Bosher	0		*
All officers, directors and significant employees as a group (8 persons)	2,919,102		1.019%

*	Less than 1%.
(1)	Unless otherwise indicated, the address of such stockholder is c/o AmpliPhi Biosciences Corporation, 800 East Leigh Street, Suite 209, Richmond, Virginia 23219.
(2)	Includes options to purchase 31,250 shares of common stock.
(3)	Consists of 46,785,712 shares held by NRM VII Holdings I, LLC, which we refer to as NRM VII Holdings (20,000,000 shares of common stock, 21,428,570 shares of common stock issuable upon conversion of Series B Redeemable Convertible Preferred Stock (assuming a conversion ratio equal to ten (10) common shares for each share of Series B Redeemable Convertible Preferred Stock) and 5,357,142 shares of common stock issuable upon exercise of warrants) and 41,424,240 shares held by Intrexon Corporation, which consists of 37,939,392 shares of common stock and warrants to purchase 3,484,848 shares of common stock. Randal J. Kirk controls NRM VII Holdings. Shares held by this entity may be deemed to be indirectly beneficially owned (as defined under Rule 13d-3 promulgated under the Exchange Act) by Mr. Kirk. Mr. Kirk disclaims beneficial ownership of such shares, except to the extent of any pecuniary interest therein. Randal J. Kirk, directly and through certain affiliates, has voting and dispositive power over a majority of the outstanding capital stock of Intrexon Corporation. Mr. Kirk may therefore be deemed to have voting and dispositive power over the shares of the issuer owned by Intrexon Corporation. Shares held by Intrexon Corporation may be deemed to be indirectly beneficially owned (as defined under Rule 13d-3 promulgated under the Exchange Act) by Mr. Kirk. Mr. Kirk disclaims beneficial ownership of such shares, except to the extent of any pecuniary interest therein.
(4)	Consists of an aggregate of 17,857,570 shares of common stock issuable upon conversion of Series B Redeemable Convertible Preferred Stock (assuming a conversion ratio equal to ten (10) common shares for each share of Series B Redeemable Convertible Preferred Stock) and an aggregate of 5,357,142 shares of common stock issuable upon the exercise of warrants, and an aggregate of 219,101 shares of common stock, held by two of its funds, RA Capital Healthcare Fund, LP and Blackwell Partners, LLC. The address of such stockholder is 20 Park Plaza, Suite 1200, Boston, MA 02116.
(5)	Consists of 32,250,610 shares of common stock issuable upon conversion of Series B Redeemable Convertible Preferred Stock and 15,093,039 shares of common stock issuable upon exercise of warrants. The address of such stockholder is Ballacarrick, Pooilvaaish Road, Isle of Man, IM9 4PJ.
(6)	Phillip Asset Management Ltd holds all shares in its capacity as trustee for Bioscience Managers Pty Ltd. Jeremy Curnock Cook, the Chairman of the Company’s Board of Directors, is a Managing Director and holds an ownership interest in Bioscience Managers Pty Ltd.
(7)	Consists of options to purchase 16,065,747 shares of common stock.
(8)	Includes options to purchase 368,000 shares of common stock.
(9)	Consists of options to purchase 75,000 shares of common stock.
(10)	Includes options to purchase 174,250 shares of common stock.
(11)	Consists of options to purchase 328,125 shares of common stock and 300,000 shares of common stock purchased by Mr. Phillips in the December 2013 private placement.

EXECUTIVE COMPENSATION

Executive Officers and Significant Employees

The following table sets forth certain information about our executive officers and key employees as of the date of this proxy.

Name	Age	Position
M. Scott Salka	53	Chief Executive Officer, Director
Jeremy Curnock Cook	64	Chairman of the Board
Wendy Johnson	63	Interim Chief Operating Officer, Director
David E. Bosher	61	Interim Chief Financial Officer
Baxter F. Phillips III	39	Chief Business Officer

No events listed in Item 401(f) of Regulation S-K have occurred during the past 10 years that are material to the evaluation of the ability or integrity of any of our officers.

The following is a brief biography of the business experience during the past five years (and, in some instances, for prior years) of each non-director executive officer or significant employee of the Company:

David E. Bosher has served as our Interim Chief Financial Officer since July 2014. Since October 1, 2013, Mr. Bosher is serving as Managing Director for Fahrenheit Advisors, a consulting and financial services company based in Richmond, Virginia. Prior to joining Fahrenheit, Mr. Bosher served from 2006 to 2013 as Senior Vice President and Chief Financial Officer of Snagajob.com, Inc., a leading human capital services and hourly employment network for job seekers and employers, headquartered in Richmond, Virginia. Prior to Snagajob, he served from 2001 to 2006 as Senior Vice President and Chief Financial Officer of Payerpath, Inc., a U.S.-based healthcare revenue-cycle-management software company based in Richmond, Virginia. From 1988 to 2001, Mr. Bosher served in various senior finance roles with Cadmus Communications Corporation (NMS:CDMS) and was Cadmus' Senior Vice President and Chief Financial Officer from 1999 to 2001. His work experience also includes having served as Director of Corporate Accounting at a major publicly traded pharmaceutical firm and as senior audit professional with a large regional public accounting firm. Mr. Bosher received a B.S. in Business, with a major in Accounting, and a Masters in Business Administration, from the University of Richmond.

Baxter F. Phillips III has served as our Vice President, Corporate Strategy and Business Development since October 2013. Prior to joining AmpliPhi, Mr. Phillips served as Director, Business Development at Depomed, Inc., a commercially engaged specialty pharmaceutical company developing and commercializing products to treat pain and other central nervous system conditions, from 2011 to 2013. Prior to Depomed, Mr. Phillips served as Senior Director, Corporate Development at Osteologix, Inc., a global biopharmaceutical company, from 2007 to 2011. Prior to Osteologix, Mr. Phillips served in a number of senior research, corporate and sales and marketing positions at Insmed Inc., a publically traded biotechnology company, from 1998 to 2007. Mr. Phillips has a B.S. in Biology from Hampden-Sydney College and an MBA from The Mason School of Business at the College of William and Mary.

Summary Compensation Table

The following table provides information regarding the compensation paid during the last two fiscal years to our principal executive officer, and our two most highly compensated executive officers other than our principal executive officer who were serving as executive officers at the end of the last completed fiscal year.

Name and Principal Position	Year	Salary	Bonus	Option Awards(1)	All Other Compensation		Total
Philip J. Young Former President, Chief Executive Officer and Director(2)	2014	$294,667	$240,000	$—	$1,908,588	(7)	$2,443,255
	2013	$400,000	$—	$1,856,000	$105,396		$2,361,396
Kelley A. Wendt, Chief Financial Officer(3)	2014	$158,875	$—	$—	$—		$158,875
	2013	$155,938	$—	$—	$18,575		$174,513
Jeremy Curnock Cook, Interim Chief Executive Officer(4)	2014	$—	$—	$—	$50,325	(8)	$—
David E. Bosher, Interim Chief Financial Officer(5)	2014	$127,125	$—	$—	$—		$127,125
Wendy S. Johnson, Interim Chief Operating Officer(6)	2014	$60,000	$—	$—	$7,324	(8)	$67,324

(1)	Represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718.
(2)	Mr. Young’s employment as President and Chief Executive Officer ended on September 15, 2014. His service as a director terminated on December 19, 2014.
(3)	On May 15, 2014, Ms. Wendt informed the Company of her intent to resign from the position of Chief Financial Officer, effective May 23, 2014. From May 23, 2014 until September 30, 2014, Ms. Wendt served as a consultant to the Company.
(4)	Mr. Curnock Cook served as interim Chief Executive Officer from September 2014 through May 2015.
(5)	Mr. Bosher has served as interim Chief Financial Officer since his appointment on July 1, 2014.
(6)	Ms. Johnson has served as interim Chief Operating Officer since her appointment on September 15, 2014.
(7)	Includes severance compensation of $1,864,000 including $703,000 in severance period compensation and benefits and $1,161,000 of stock-based compensation related to accelerated vesting of stock options.
(8)	Represents Board of Director retainers paid to Mr. Curnock Cook and Ms. Johnson in 2014.

Grants of Plan-Based Awards

The Company made no grants of plan-based awards to our named executive officers in 2014.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth certain information regarding all outstanding equity awards held by our named executive officers as of December 31, 2014.

Name	Number of Securities Underlying Unexercised Options (# Exercisable)		Number of Securities Underlying Unexercised Options (# Unexercisable)	Option Exercise Price ($)	Option Expiration Date
Philip J. Young	6,825,000	(1)	—	$0.20	6/15/2015
	10,740,747	(2)	—	$0.16	6/15/2015
Kelley A. Wendt	—		—	$—	—
Jeremy Curnock Cook	220,000	(4)	220,000	$0.20	10/23/2022
	3,000	(5)	—	$9.10	5/26/2015
	3,000	(6)	—	$3.80	5/8/2016
	90,000	(7)	—	$0.27	5/29/2019
David E. Bosher	—		—	$—	—
Wendy S. Johnson	—		—	$—	—

(1)	6.25% of the total shares underlying this option vested and became exercisable on January 23, 2013. 6.25% of the total shares underlying this option vested and became exercisable on the first business day of each three (3) month period thereafter, subject to continued service through each vesting date. This option was subject to accelerated vesting at Mr. Young’s departure. As of December 31, 2014, 6,825,000 of the total shares underlying this option were vested and exercisable. In connection with Mr. Young’s departure, the Company agreed to extend the exercise period for Mr. Young’s options such that they will be exercisable until the ninetieth day following the earlier of (i) the date that the Company files a Registration Statement on Form S-8 with respect to the option shares or (ii) the date on which Mr. Young first exercises any of his outstanding options.
(2)	3,862,800 of the total shares underlying this option vested and became exercisable on the grant date, which was June 26, 2013. 1/36 of the remaining unvested shares underlying this option vested and became exercisable on each one month anniversary of the grant date thereafter, subject to continued service through each vesting date. This option was also subject to accelerated vesting at Mr. Young’s departure. As of December 31, 2014, 10,740,747 of the total shares underlying this option were vested and exercisable. In connection with Mr. Young’s departure, the Company agreed to extend the exercise period for Mr. Young’s options such that they will be exercisable until the ninetieth day following the earlier of (i) the date that the Company files a Registration Statement on Form S-8 with respect to the option shares or (ii) the date on which Mr. Young first exercises any of his outstanding options.
(3)	6.25% of the total shares underlying this option vested and became exercisable on January 23, 2013. 6.25% of the total shares underlying this option vests and becomes exercisable on the first business day of each three (3) month period thereafter, subject to continued service through each vesting date. This option may be subject to accelerated vesting as described below. As of December 31, 2014, 600,000 of the total shares underlying this option are vested and exercisable.
(4)	6.25% of the total shares underlying this option vested and became exercisable on January 23, 2013. 6.25% of the total shares underlying this option vests and becomes exercisable on the first business day of each three (3) month period thereafter, subject to continued service through each vesting date. This option may be subject to accelerated vesting as described below. As of December 31, 2013, 125,000 of the total shares underlying this option are vested and exercisable.

Option Exercises and Stock Vested

Our named executive officers did not exercise any stock option awards during the year ended December 31, 2014.

Pension Benefits

None of our named executive officers participate in or have account balances in qualified or non-qualified defined benefit plans sponsored by us.

Non-Qualified Deferred Compensation

None of our named executive officers participate in or have account balances in qualified or non-qualified defined contribution plans or other non-qualified compensation plans sponsored by us.

Non-Executive Director Compensation

The following table and related footnotes show the compensation paid during the year ended December 31, 2014 to our non-executive directors.

Name	Fees Earned or Paid in Cash	Option Awards	All Other Compensation	Total
Louis Drapeau(1)	$32,500	$—	$—	$32,500
Michael S. Perry, Ph.D.(2)	$30,500	$—	$—	$30,500
Anthony Smithyman, Ph.D.(3)	$20,000	$—	$—	$14,000
Julian P. Kirk	$20,000	$—	$—	$20,000

(1)	As of December 31, 2014, Mr. Drapeau holds stock options for an aggregate of 120,000 shares, of which 67,500 shares are vested and exercisable.
(2)	As of December 31, 2014, Mr. Perry holds stock options for an aggregate of 238,000 shares, of which 163,625 shares are vested and exercisable.
(3)	As of December 31, 2014, Mr. Smithyman holds stock options for an aggregate of 50,000 shares, of which 28,125 shares are vested and exercisable. Mr. Smithyman resigned from the Company’s Board of Directors effective as of April 16, 2015.

Non-executive directors are paid annual retainers for their service on the Board and committees. For the Board, the Board chair receives $30,000 annual retainer and members receive $20,000. For the Audit Committee, the committee chair receives $7,500 annual retainer and members receive $4,000. For the Compensation Committee and Nominating and Corporate Governance Committees, the chair receives $4,000 annual retainer and members receive $2,500.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Transactions with Related Persons

The following is a summary of transactions since January 1, 2014 to which we have been a participant in which the amount involved exceeded or will exceed $120,000, and in which any of our then directors, executive officers or holders of more than 5% of any class of our capital stock at the time of such transaction, or any members of their immediate family, had or will have a direct or indirect material interest, other than compensation arrangements which are described under the section of this Proxy Statement titled “Executive and Director Compensation.”

Sale of Common Stock

In March 2015, in connection with a private placement of our common stock, we sold an aggregate of 6,060,604 shares and 1,515,151 shares underlying warrants to One Funds Management Limited ATF Asia Pacific Healthcare Fund II. One Funds Management Limited as Trustee for Asia Pacific Healthcare Fund II is also known as Phillip Asset Management Limited as Trustees for Asia Pacific Healthcare Fund II. Jeremy Curnock Cook, the Chairman of our Board of Directors, is a Managing Director and holds an ownership interest in Bioscience Managers Pty Ltd. Phillip Asset Management Limited is 100% owned by Phillip Capital Holdings Ltd., an Australian stockbroker. Phillip Asset Management Ltd. holds all shares in its capacity as trustee for Bioscience Managers Pty Ltd. Jeremy Curnock Cook, the Chairman of our Board of Directors, is a Managing Director and holds an ownership interest in Bioscience Managers Pty Ltd.

In addition, in connection with the March 2015 private placement, we sold an aggregate of 13,939,392.00 shares and 3,484,848 shares underlying warrants to Intrexon Corporation. Randal J. Kirk, the father of Julian P. Kirk, a member of our Board of Directors, directly and through certain affiliates, has voting and dispositive power over a majority of the outstanding capital stock of Intrexon Corporation. Randal J. Kirk is also deemed a holder of more than five percent of the shares of our common stock, as described in the section entitled “Principal Stockholders.”

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires AmpliPhi’s executive officers, directors and persons who beneficially own more than 10% of AmpliPhi’s common stock to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by the SEC regulations to furnish AmpliPhi with copies of all Section 16(a) forms filed by such persons.

Based solely on AmpliPhi’s review of such forms furnished to it and written representations from certain reporting persons, AmpliPhi believes that its executive officers, directors and more than 10% shareholders have complied with all filing requirements.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of our officers currently serves, or has served during the last completed fiscal year, on the compensation committee or Board of Directors of any other entity that has one or more officers serving as a member of our Board of Directors.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees AmpliPhi’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including internal control over financial reporting. Ernst & Young LLP is responsible for expressing an opinion as to the conformity of our consolidated audited financial statements with generally accepted accounting principles. The Audit Committee acts pursuant to a written charter that has been adopted by the Board of Directors.

The Audit Committee consists of three directors, each of whom, in the judgment of the Board of Directors, is an “independent director” as defined in the NYSE MKT listing standards. Jeremy Curnock Cook, Louis Drapeau and Michael S. Perry were members of the Audit Committee during the fiscal year ended December 31, 2014.

The Committee has discussed and reviewed with the independent registered public accountants all matters required to be discussed by the Public Company Accounting Oversight Board (the “PCAOB”) in Auditing Standards No. 61 (Communication with Audit Committees). The Committee has received written disclosures and a letter from Ernst & Young LLP confirming their independence, as required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Committee concerning independence, and has discussed with Ernst & Young LLP the accountant’s independence. The Committee has met with Ernst & Young LLP, with and without management present, to discuss the overall scope of the Ernst & Young LLP audit, the results of its audits, its evaluations of AmpliPhi’s internal controls and the overall quality of its financial reporting. The Committee reviewed the performance and fees of Ernst & Young LLP prior to recommending their appointment. The Committee reviewed our financial statements and discussed them with management and with Ernst & Young LLP.

Based on the review and discussions referred to above, the Committee recommended to the Board of Directors that AmpliPhi’s consolidated audited financial statements be included in AmpliPhi’s Form 10-K for the fiscal year ended December 31, 2014.

AUDIT COMMITTEE

Louis Drapeau, Chairman
Jeremy Curnock Cook
Michael S. Perry

The audit committee report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Exchange Act and shall not otherwise be deemed filed under these acts.

SHAREHOLDER PROPOSALS TO BE PRESENTED
AT NEXT ANNUAL MEETING

Under AmpliPhi’s Bylaws, in order for business and director nominations to be properly brought before a meeting by a shareholder, such shareholder must have given timely notice thereof in writing to the Corporate Secretary of AmpliPhi. To be timely a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the corporation received by the Secretary not fewer than sixty nor more than ninety days prior to the date of the annual meeting (or if less than sixty days' notice or prior public disclosure of the date of the annual meeting is given or made to the shareholders, not later than the tenth day following the day on which the notice of the date of the annual meeting was mailed or such public disclosure was made). Any such shareholder notice shall set forth (i) the name and address of the shareholder proposing such business; (ii) a representation that the shareholder is entitled to vote at such meeting and a statement of the number of shares of the corporation which are beneficially owned by the shareholder; (iii) a representation that the shareholder intends to appear in person or by proxy at the meeting to propose such business; and (iv) as to each matter the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, the language of the proposal (if appropriate), and any material interest of the shareholder in such business.

Shareholder proposals and director nominations should be delivered to: AmpliPhi Biosciences Corporation, 800 East Leigh Street, Suite 209, Richmond, Virginia 23219, Attention: Secretary. AmpliPhi recommends that such proposals be sent by certified mail, return receipt requested.

WHERE YOU CAN FIND MORE INFORMATION

The SEC allows us to “incorporate by reference” information into this Preliminary Proxy Statement, which means that we can disclose important information to you by referring you to other documents that we filed separately with the SEC. You should consider the incorporated information as if we reproduced it in this Preliminary Proxy Statement, except for any information directly superseded by information contained in this Preliminary Proxy Statement.

We incorporate by reference into this Preliminary Proxy Statement the following financial statements and other information, which contain important information about us and our business and financial results:

•	the financial statements, quarterly data, management’s discussion and analysis of financial condition and results of operations, changes in and disagreements with accountants on accounting and financial disclosure and market risk disclosures contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, as amended.

We may file additional documents with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 on or after the date of this Preliminary Proxy Statement and before the Annual Meeting. The SEC allows us to incorporate by reference into the Proxy Statement such documents. You should consider any statement contained in this Preliminary Proxy Statement (or in a document incorporated into this Preliminary Proxy Statement) to be modified or superseded to the extent that a statement in a subsequently filed document modifies or supersedes such statement.

Our Internet website address is www.ampliphibio.com. Information contained on the website does not constitute part of this Preliminary Proxy Statement. We make available, through a link to the SEC’s website, electronic copies of the materials we file with the SEC (including annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, the Section 16 reports filed by executive officers, directors and 10% shareholders and amendments to those reports).

Shareholders may obtain a copy of the Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 by writing to AmpliPhi at the following address: AmpliPhi Biosciences Corporation, 800 East Leigh Street, Suite 209, Richmond, Virginia 23219.

You may read and copy any document we file at the SEC’s public reference rooms at 100 F Street, N.E, Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on the operation of the public reference rooms. Copies of our SEC filings are also available to the public from the SEC’s web site at www.sec.gov.

TRANSACTION OF OTHER BUSINESS

At the date of this Preliminary Proxy Statement, the only business which the Board of Directors intends to present or knows that others will present at the meeting is as set forth above. If any other matter or matters are properly brought before the meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

ANNEX A

ARTICLES OF AMENDMENT TO AMENDED AND RESTATED ARTICLES
INCORPORATION OF AMPLIPHI BIOSCIENCES CORPORATION

(a Washington corporation)

Pursuant to the provisions of the Washington Business Corporation Act, RCW 23B.10.020 and RCW 23B.10.060, the undersigned corporation hereby submits these Articles of Amendment for filing:

FIRST:  The name of the corporation is AmpliPhi Biosciences Corporation (the “Corporation”).

SECOND:  This amendment to the Corporation’s Amended and Restated Articles of Incorporation (“Amended Articles”) was adopted by the Board of Directors of the Corporation on            , 2015.

THIRD:  Pursuant to Article 10 of the amended articles, this amendment to the Corporation’s Amended Articles was adopted by (i) the affirmative vote of the holders of a majority of the outstanding shares of the Corporation and (ii) the affirmative vote of the holders of a majority of the outstanding shares of the Corporation’s Common Stock, voting as a class.

THIRD:  Section 4.1 of Article 4 is hereby is hereby amended and restated in its entirety to read as follows:

“4.1 Authorized Capital

The total authorized stock of this corporation shall consist of        shares of Common Stock, par value $0.01 per share, and 10,000,000 shares of Preferred Stock, par value $0.01 per share.

On            , 2015, at 12:01 a.m. Eastern Time (the “Effective Time”), each [five (5) to fifty (50)] shares of the Corporation’s Common Stock issued and outstanding immediately prior to the Effective Time shall be reclassified and combined into one share of the Corporation’s Common Stock, automatically and without any action on the part of the respective holders thereof (the “Reverse Stock Split”). No fractional shares shall be issued in the Reverse Stock Split and any fractional shares will be rounded up to the nearest whole share.”

[REST OF PAGE INTENTIONALLY LEFT BLANK]

A-1

IN WITNESS WHEREOF, AmpliPhi Biosciences Corporation has caused these Articles of Amendment to be executed by its duly authorized officer on            , 2015.

AMPLIPHI BIOSCIENCES CORPORATION

By:	Name: Title:

A-2

ANNEX B

ARTICLES OF AMENDMENT TO AMENDED AND RESTATED ARTICLES
INCORPORATION OF AMPLIPHI BIOSCIENCES CORPORATION

(a Washington corporation)

Pursuant to the provisions of the Washington Business Corporation Act, RCW 23B.10.020 and RCW 23B.10.060, the undersigned corporation hereby submits these Articles of Amendment for filing:

FIRST:  The name of the corporation is AmpliPhi Biosciences Corporation (the “Corporation”).

SECOND:  This amendment (this “Amendment”) to the Corporation’s Amended and Restated Articles of Incorporation (the “Amended Articles”) was adopted by the Board of Directors of the Corporation on            , 2015.

THIRD:  Pursuant to Article 10 of the Amended Articles, this Amendment was adopted by (i) the affirmative vote of the holders of a majority of the outstanding shares of the Corporation entitled to vote thereon and (ii) the affirmative vote of the holders of a majority of the outstanding shares of the Corporation’s Common Stock, voting as a class.

FOURTH:  This Amendment amends the Amended Articles by deleting paragraph Section 4.1 in its entirety and the following paragraph 4.1 shall be substituted in lieu thereof:

“4.1 Authorized Capital.

The total authorized stock of this corporation shall consist of 670,000,000 shares of Common Stock, par value $.01 per share, and 10,000,000 shares of Preferred Stock, par value $.01 per share.”

[REST OF PAGE INTENTIONALLY LEFT BLANK]

B-1

IN WITNESS WHEREOF, AmpliPhi Biosciences Corporation has caused these Articles of Amendment to be executed by its duly authorized officer on            , 2015.

AMPLIPHI BIOSCIENCES CORPORATION

By:	Name: Title:

B-2

AMPLIPHI BIOSCIENCES CORPORATION 800 East Leigh Street Suite 209 Richmond, Virginia 23219	VOTE BY INTERNET — www.edocumentview.com/APHB
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards, and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
VOTE BY PHONE — 1-877-255-1890
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions
VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Computershare, P.O. Box 30170, College Station, TX 77842-3170.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

PRELIMINARY PROXY CARD —
SUBJECT TO COMPLETION

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

AMPLIPHI BIOSCIENCES CORPORATION
The Board of Directors unanimously recommends you vote FOR the following:
	For	Withhold
1. Election of Directors
Nominee:
01) Jeremy Curnock Cook	☐	☐
02) M. Scott Salka	☐	☐

The Board of Directors unanimously recommends you vote FOR the following proposals:
	For	Against	Abstain
2. Authorize an amendment to our amend our 2013 Stock Incentive Plan to increase the number of shares of common stock authorized for issuance under the plan from 40,000,000 shares to 66,000,000 shares.	☐	☐	☐
3. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm.	☐	☐	☐
4. Authorize an amendment to our Amended and Restated Articles of Incorporation allowing our Board, in its discretion at any time prior to June 30, 2016, to effect a reverse stock split of our outstanding common stock of at a ratio at least five-for-one and up to fifty-for-one.	☐	☐	☐
5. Authorize an amendment to our Amended and Restated Articles of Incorporation increasing the number of authorized shares of common stock from 445,000,000 shares to 670,000,000 shares.	☐	☐	☐
6. To transact any other business properly brought before the Annual Meeting.	☐	☐	☐
For address changes and/or comments, please check this box and write them on the back where indicated. ☐
Please indicate if you plan to attend this meeting. ☐ Yes ☐ No
Note: Please sign exactly as your name or names appear on this Proxy. When signing as an attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding Availability of Proxy Materials for the Annual Meeting:
Proxy Statement and Form 10-K are available at www.edocumentview.com/APHB.

AMPLIPHI BIOSCIENCES CORPORATION PRELIMINARY PROXY CARD — SUBJECT TO COMPLETION

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS ANNUAL MEETING OF STOCKHOLDERS TUESDAY, JUNE 30

The stockholder(s) hereby appoint(s) Jeremy Curnock Cook and David E. Bosher, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock or Preferred Stock of AmpliPhi Biosciences Corporation (the “Company”) that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held on June 30, 2015 at 10:00 a.m., local time, at 2000 Pennsylvania Avenue NW, Suite 6000, Washington, D.C. 20006, and any adjournment or postponement thereof.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)
CONTINUED AND TO BE SIGNED ON REVERSE SIDE